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                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant   [X]

     Filed by a Party other than the Registrant   [ ]

     Check the appropriate box:

     [X]  Preliminary Proxy Statement   [ ] Confidential, For Use of the
                                            Commission Only (as Permit-
     [ ]  Definitive Proxy Statement        ted by Rule 14a-6(e) (2))

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FOREMOST CORPORATION OF AMERICA
             (Name of Registrant as Specified in its Charter)

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 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          -----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

          -----------------------------------------------------------------
          (5)  Total fee paid:
          -----------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:
          -----------------------------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
          -----------------------------------------------------------------
          (3)  Filing Party:
          -----------------------------------------------------------------
          (4)  Date Filed:
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
                      FOREMOST CORPORATION OF AMERICA



                                                             March 25, 1998




Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Foremost Corporation of America on Thursday, April 30, 1998 at 10:30 a.m. The meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316.

     The proxy statement and enclosed form of proxy are being furnished to stockholders on or about March 25, 1998. The enclosed proxy statement describes the matters to be presented at the meeting.

     Whether or not you plan to attend the meeting, please date, sign and promptly return your proxy in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Your cooperation is appreciated. The mailing address of the Company's principal office is Post Office Box 2450, Grand Rapids, Michigan 49501.



                                   R. L. Antonini
                                   Chairman, President and Chief
                                      Executive Officer


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                                 IMPORTANT

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

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
               [FOREMOST CORPORATION OF AMERICA LETTERHEAD]
                      -------------------------------

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON APRIL 30, 1998


     Notice is hereby given that the Annual Meeting of Stockholders of Foremost Corporation of America will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan 49316, on Thursday, April 30, 1998 at 10:30 a.m. for the following purposes:

     (1)  To elect four directors for three-year terms expiring in 2001;

     (2) To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock;

     (3) To adopt an Agreement and Plan of Merger which would cause the Company to become a Michigan corporation;

     (4)  To approve the Company's Stock Option Plan of 1998;

     (5) To approve a form of indemnity agreement for the Company's directors and officers;

     (6) To ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 1998; and

     (7) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as shown by the transfer books of the Company at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment of the Annual Meeting. A list of stockholders entitled to receive notice of and vote at the Annual Meeting of Stockholders will be available for examination by the Company's stockholders at the offices of the Company set forth above during ordinary business hours for the 10-day period before the meeting.

                              By Order of the Board of Directors

                              FOREMOST CORPORATION OF AMERICA

                              Paul D. Yared
                              Senior Vice President, Secretary
                                 and General Counsel

March 25, 1998

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          YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE
          MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED
          PROXY PROMPTLY.

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
                      FOREMOST CORPORATION OF AMERICA

                           5600 BEECH TREE LANE
                         CALEDONIA, MICHIGAN 49316

                              APRIL 30, 1998



                      ANNUAL MEETING OF STOCKHOLDERS


                              PROXY STATEMENT


    This proxy statement and the enclosed proxy are being furnished to holders of Common Stock, $1.00 par value, of Foremost Corporation of America (the "Company") on and after March 25, 1998, in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Stockholders to be held on Thursday, April 30, 1998, at 10:30 a.m., and any adjournment thereof. The Annual Meeting will be held at the Company's Corporate Headquarters located at 5600 Beech Tree Lane, Caledonia, Michigan, 49316.

    The purpose of the Annual Meeting is to consider and vote upon: (1) the election of four directors for three-year terms expiring in 2001; (2) approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock;
(3) adoption of an Agreement and Plan of Merger which would cause the Company to become a Michigan corporation; (4) approval of the Company's Stock Option Plan of 1998; (5) approval of a form of indemnity agreement for the Company's directors and officers; and (6) ratification of the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 1998. The shares represented by your proxy will be voted as specified if the enclosed proxy is duly executed and returned to the Company before the meeting. If no choice is specified, the shares represented by the proxy will be voted for the election of all nominees named in this Proxy Statement, for approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, for adoption of an Agreement and Plan of Merger which would cause the Company to become a Michigan corporation, for approval of the Company's Stock Option Plan of 1998, for approval of a form of indemnity agreement for the Company's directors and officers, for ratification of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 1998 and in accordance with the judgment of the persons named as proxies with respect to any other matter that may come before the meeting or any adjournment. A proxy may be revoked at any time before it is exercised by written notice delivered to the Secretary of the Company or by attending the Annual Meeting of the Stockholders and voting in person by ballot. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.


                       RECORD DATE AND VOTING RIGHTS

    The Board of Directors has fixed the close of business on March 13, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. There is one class of voting securities, common stock, $1.00 par value per share, entitled to be voted at the meeting. As of March 13, 1998, 27,524,531 shares of common stock were outstanding (excluding __________ shares of treasury stock), with each share entitled to one vote. Shares cannot be voted unless the stockholder is present at the meeting or represented by proxy.


                           ELECTION OF DIRECTORS
              (Proposal Number 1 on the Enclosed Proxy Card)

    On August 7, 1997 the Board of Directors adopted a resolution increasing the number of directors from nine to 10 effective that date and elected Mr. Michael B. Targoff as a Class I Director with a term expiring in 1998. As a result, the election of four Class I Directors will be voted upon at the Annual Meeting of Stockholders.

    The Board of Directors has nominated the following named individuals for election as directors to serve for terms set forth below:

              Class I Directors with terms expiring in 2001:

                            Michael de Havenon
                             Robert M. Raives
                            Michael B. Targoff
                            F. Robert Woudstra

    A plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors is required to elect directors. For purposes of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

    All of the nominees are presently directors of the Company whose terms will expire at the Annual Meeting of Stockholders. The proposed nominees are willing to be elected and to serve. In the event that a nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named above.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
              VOTE FOR ELECTION OF ALL NOMINEES AS DIRECTORS


                    INCREASE IN AUTHORIZED COMMON STOCK
              (Proposal Number 2 on the Enclosed Proxy Card)

    The Board of Directors proposes to amend the Fourth Article of the Company's Restated Certificate of Incorporation to increase the Company's authorized capital stock from 35,000,000 shares of common stock, $1.00 par value per share ("Common Stock"), to 70,000,000 shares of Common Stock. The purpose of the amendment is to provide additional shares for possible future issuance.

    The Board of Directors believes that it is advisable to have additional authorized shares available for possible future stock splits and dividends, public or private offerings of Common Stock or securities convertible into Common Stock, employee benefit plans, equity-based acquisitions and other corporate purposes that might be proposed. Except for shares to be issued under the Company's stock plans, the Company does not have any present plans to issue additional shares of Common Stock.

    As of March 13, 1998, 27,524,531 authorized shares of Common Stock were issued and outstanding.

    All of the additional shares resulting from the increase in the Company's authorized Common Stock would be of the same class, with the same dividend, voting and liquidation rights as the shares of Common Stock presently outstanding. Stockholders have no preemptive rights to acquire shares issued by the Company under its Restated Certificate of Incorporation and stockholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Company's Restated Certificate of Incorporation. Under some circumstances, the issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing stockholders.

    If the proposed amendment is adopted by the Company's stockholders, the newly authorized shares would be unreserved and available for issuance. No further stockholder authorization would be required before the issuance of such shares by the Company. Thus, such additional shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of its stockholders.

    The increased authorized but unissued shares of Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make more difficult a change in control of the Company. The Board of Directors' purpose in recommending this proposal is for the reasons discussed above and not as an anti-takeover measure.

    The first paragraph of the Fourth Article, as amended, would read in its entirety as follows:

    FOURTH. The total number of shares of all classes which the Corporation shall have authority to issue shall be 70,000,000 which shall all be designated "Common Stock" each of a par value of $1.00.

    In the event that the proposal to adopt the Agreement and Plan of Merger (Proposal Number 3), which would cause the Company to become a Michigan corporation, is adopted by the Company's stockholders, the increase in authorized Common Stock proposed in this proposal would be accomplished by including in the Articles of Incorporation of the surviving Michigan corporation the increased number of shares of authorized Common Stock.

    The affirmative vote of the holders of a majority of the shares entitled to vote at the Annual Meeting of Stockholders is required to approve the proposed amendment to the Company's Restated Certificate of Incorporation. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
           APPROVAL OF THE INCREASE IN AUTHORIZED COMMON STOCK.


                ADOPTION OF AN AGREEMENT AND PLAN OF MERGER
              (Proposal Number 3 on the Enclosed Proxy Card)

    The Board of Directors of the Company unanimously has approved and recommended that the Company's stockholders consider and vote upon a proposal to adopt an Agreement and Plan of Merger (the "Plan of Merger"), which would change the Company's state of incorporation from Delaware to Michigan. The Board unanimously voted to approve the Plan of Merger at its February 23, 1998 meeting.

    The change of the Company's state of incorporation from Delaware to Michigan would be accomplished through the merger of the Company into a new Michigan corporation ("Foremost-Michigan"), which would be a wholly owned subsidiary of the Company (the "Merger"). Under the terms of the Plan of Merger, the Company would merge into Foremost-Michigan, with Foremost-Michigan surviving the Merger. The Merger would not affect the business, properties or management of the Company.

    The following discussion summarizes certain provisions of the Plan of Merger and aspects of the Merger. This summary discussion is not intended to be a complete description of the Merger and is qualified in its entirety by reference to the Plan of Merger, which is attached as Appendix A and incorporated by reference in this Proxy Statement.

APPROVAL OF THE REINCORPORATION WILL AFFECT CERTAIN RIGHTS OF STOCKHOLDERS OF THE COMPANY. THEREFORE, STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT AND THE APPENDICES ATTACHED HERETO BEFORE VOTING ON THIS PROPOSAL. UNDER DELAWARE LAW, STOCKHOLDERS DO NOT HAVE APPRAISAL RIGHTS IN CONNECTION WITH A REINCORPORATION MERGER.


BOARD RECOMMENDATION AND REASONS FOR THE MERGER

    The Board of Directors of the Company unanimously has determined that the Merger is desirable and in the best interests of the Company and its stockholders. The primary purpose for the change in the Company's state of incorporation is to decrease the amount that the Company must pay in franchise taxes. As a Delaware corporation, the Company presently is required to pay an annual franchise tax of approximately $140,000 to the State of Delaware, even though it has no operations in Delaware. In the event that the proposed amendment to the Company's Restated Certificate of Incorporation increasing the Company's authorized Common Stock is approved by the stockholders (Proposal Number 2), and this proposal to change the Company's state of incorporation to Michigan through the Merger is not adopted by the stockholders, the Company will be required to pay an increased annual franchise tax to the State of Delaware. The fact that the Company is a Delaware corporation does not reduce the Company's obligations to pay taxes to Michigan, the state where the Company's principal operations exist, or other states in which the Company conducts business.
A change in the state of incorporation from Delaware to Michigan would eliminate the Company's future liability for the annual Delaware franchise tax, and yield an estimated present-value benefit of approximately $1,270,784, using a 10% discount rate. Based on 80,000,000 shares of authorized capital stock, the Company would be required to pay to the State of Michigan a one-time franchise fee of approximately $67,500.

    Furthermore, the decision by the Company initially to incorporate in Delaware, despite the fact that the Company's principal executive offices were located in Michigan, was made at a time when Delaware corporate law contained several benefits not then provided under Michigan corporate law. In recent years, however, Michigan corporate law has been modified so that many benefits provided under the Delaware Law are now provided to Michigan corporations. Although Delaware and Michigan corporate laws are substantially similar, certain significant differences are described below.

    The Board did not identify any material factors that would not favor the Merger. In particular, the Board does not believe there are any material disadvantages of being incorporated under the laws of the State of Michigan, and likewise, did not identify any material advantages of being incorporated under the laws of the State of Delaware.

    For the reasons set forth in the preceding paragraphs, the Board of Directors believes that it would be in the best interests of the Company and its stockholders for the Company to be incorporated in Michigan. The proposed Merger is designed to reincorporate the Company under Michigan law. If the Merger is consummated, the primary place of business and the corporate headquarters of the Company would remain in Michigan.

    All of the directors and officers of the Company are also directors and officers of Foremost-Michigan. These persons currently do not own any shares of Foremost-Michigan Common Stock. Foremost-Michigan is a wholly owned subsidiary of the Company.

RIGHTS TO RECEIVE SHARES OF FOREMOST-MICHIGAN COMMON STOCK

    The Company's Board of Directors is soliciting proxies from the Company's stockholders for the purpose of adopting the Plan of Merger. The affirmative vote of the holders of a majority of the shares of Common Stock of the Company is required to adopt the Plan of Merger.

    At the time that the Merger becomes effective, the Company would be merged with and into Foremost-Michigan. The surviving corporation would be Foremost-Michigan, which would own all of the assets and assume all of the liabilities of the Company. In the Merger, the Articles of Incorporation of Foremost-Michigan would be restated to change the name of Foremost-Michigan to "Foremost Corporation of America," and to increase Foremost-Michigan's authorized capital stock to 70,000,000 shares of common stock, $1.00 par value ("Foremost-Michigan Common Stock"), and 10,000,000 shares of preferred stock, no par value ("Preferred Stock"). Approximately 27,524,531 shares of Foremost-Michigan Common Stock would be issued and outstanding at the effective time of the Merger and an additional approximately 2,570,000 shares (including the 750,000 options described in Proposal 4) would be subject to stock options. No shares of Pre-ferred Stock would be outstanding at the effective time of the Merger.
The surviving Michigan corporation's articles of incorporation after the Merger would be identical to the proposed Foremost-Michigan's Restated

Articles of Incorporation attached as Appendix B to this Proxy Statement. The bylaws of the surviving corporation would be the Bylaws of Foremost-Michigan as in effect immediately before the effective time of the Merger, which are attached as Appendix C to this Proxy Statement.

    Upon the effective date of the Merger, each issued and outstanding share of Common Stock of the Company would be converted into one share of Foremost-Michigan Common Stock. Outstanding certificates representing shares of Common Stock of the Company would represent the same number of shares of Foremost-Michigan Common Stock. Each share of Foremost-Michigan Common Stock which is outstanding immediately before the effective time of the Merger would be canceled. Foremost-Michigan would not issue fractional shares of Foremost-Michigan Common Stock in the Merger.

    It would not be necessary for stockholders to exchange existing certificates for new certificates of the surviving Michigan corporation. However, after the Merger, a stockholder would be entitled to present certificates evidencing shares of stock of the Company to the Company's transfer agent and receive in exchange certificates evidencing the same number of shares of stock of the surviving Michigan corporation, subject to normal requirements as to proper endorsement, signature and guarantee, if required. Common Stock of the surviving Michigan corporation would be listed on the New York Stock Exchange, as is the Company's Common Stock. Delivery of stock certificates issued by the Company before the Merger would constitute "good delivery" of shares in transactions after the Merger.

CESSATION OF STOCKHOLDER STATUS

    As of the effective time of the Merger, stockholders of the Company would cease to be stockholders of the Company and consequently would have no rights as Company stockholders.

EFFECTIVE TIME OF THE MERGER

    The Merger would be consummated on the date and time specified in a Certificate of Merger filed with the Delaware Secretary of State in accordance with the Delaware General Corporation Law (the "Delaware Law") and a Certificate of Merger filed with the Michigan Corporation, Securities and Land Development Bureau in accordance with the Michigan Business Corporation Act (the "MBCA"). If the stockholders of the Company adopt the Plan of Merger and the other conditions of the Merger set forth in the Plan of Merger are satisfied, the effective time of the Merger would occur as soon after the Annual Meeting of Stockholders as is possible, provided that the Plan of Merger has not been terminated before such time. It is anticipated that the Merger, if approved, would become effective during the second or third quarter of 1998.

COMPANY STOCK OPTIONS

    Before the effective time of the Merger, each outstanding stock option entitling the holder to purchase shares of Common Stock of the Company would be amended, if necessary, so that it would become, if and when the Merger becomes effective, an option to purchase, for an equivalent price, that number of shares of Foremost-Michigan Common Stock that the holder would have acquired pursuant to the Merger had the holder exercised the option immediately before the effective time of the Merger. The options would in all other respects contain the same terms and conditions as they do presently.

    As of the date of this Proxy Statement, there were stock options outstanding to purchase an aggregate of 1,820,700 shares of Common Stock of the Company, which if exercised before the Merger, would be convertible into 1,820,700 shares of Foremost-Michigan Common Stock, exclusive of the option shares described in Proposal 4.

MANAGEMENT AFTER THE MERGER

    Upon the consummation of the Merger, the directors and officers of Foremost-Michigan would be the persons who were the directors and officers of the Company immediately before the effective time of the Merger. Upon consummation of the Merger, the employees of Foremost-Michigan would be the persons who were the employees of the Company immediately before the effective time of the Merger.

CONDITIONS TO THE MERGER AND ABANDONMENT

    The obligations of the Company and Foremost-Michigan to consummate the Merger are subject to the fulfillment of the following conditions:

          (i) the holders of a majority of the shares of the Company's Common Stock must have voted for adoption of the Plan of Merger;

          (ii) neither the Company nor Foremost-Michigan shall be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger; and

          (iii) the Company and Foremost-Michigan must have obtained any required regulatory or other governmental approvals with respect to the Plan of Merger or consummation of the Merger.

    Either the Company or Foremost-Michigan, whichever is entitled to the benefit of the foregoing conditions, may waive one or more of those conditions except where satisfaction of the condition is required by law. The Boards of Directors of the Company and Foremost-Michigan may by mutual consent terminate the Plan of Merger and abandon the Merger at any time before the effective time of the Merger.

DESCRIPTION OF FOREMOST-MICHIGAN CAPITAL STOCK

    If the Plan of Merger is adopted and the Merger is consummated, Foremost-Michigan's authorized capital stock would consist of 70,000,000 shares of Foremost-Michigan Common Stock, and 10,000,000 shares of Preferred Stock. As of the date of this Proxy Statement, there were 100 shares of Foremost-Michigan Common Stock outstanding and no shares of Preferred Stock outstanding.

    FOREMOST-MICHIGAN COMMON STOCK. Holders of Foremost-Michigan Common Stock are entitled to dividends out of funds legally available for that purpose if, as and when declared by the Board of Directors of Foremost-Michigan. Certain covenants in existing loan agreements between the Company and its lenders to which Foremost-Michigan would be subject following the Merger would limit the circumstances under which Foremost-Michigan would be permitted to pay dividends or make other distributions to Foremost-Michigan shareholders. The dividend rights of Foremost-Michigan Common Stock also are subject to the rights of any Preferred Stock which may be issued in the future. Each holder of Foremost-Corporation Common Stock is entitled to one vote for each share held on each matter presented for shareholder action. Foremost-Michigan Common Stock has no preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

    In the case of any liquidation, dissolution or winding up of the affairs of Foremost-Michigan, holders of Foremost-Michigan Common Stock would be entitled to receive, pro rata, any assets distributable to common shareholders in respect of the number of shares held by them. The liquidation rights of Foremost-Michigan Common Stock would be subject to the rights of holders of any Preferred Stock which could be issued in the future.

    All outstanding shares of Foremost-Michigan Common Stock are, and shares to be issued pursuant to the Merger will be, when issued, fully paid and nonassessable.

    PREFERRED STOCK. The Articles of Incorporation of Foremost-Michigan would be restated to contain a provision authorizing the Board of Directors to issue up to 10,000,000 shares of Preferred Stock. The Board of Directors would be authorized to issue Preferred Stock without additional shareholder approval, with such relative rights and preferences as may be established by resolution of the Board of Directors. The terms of the securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters would be determined by the Board of Directors. No class of preferred stock presently is authorized by the Company's Certificate of Incorporation.

    Under the Restated Articles of Incorporation of the surviving Michigan corporation, the Board of Directors would be empowered to determine the designations and relative voting, distribution, dividend, liquidation and other rights, preferences and limitations of the Preferred Stock, including, among other things: (i) the designation of each class or series and the number of shares in the class or series; (ii) the dividend rights, if any, of the class or series; (iii) the voting rights, if any (in addition to any prescribed by law), of the holders of shares of the class or series; (iv) the rights, if any, to convert or exchange the shares into or for other securities; (v) the conditions or restrictions, if any, on specified actions of Foremost-Michigan affecting the rights of the shares;
(vi) the redemption provisions, if any, of the shares; (vii) the preference, if any, to which any class or series would be entitled in the event of the liquidation or distribution of Foremost-Michigan's assets; and
(viii) the provisions of a sinking fund, if any, provided for the redemption of the Preferred Stock.

    The Board of Directors believes that the availability of preferred stock would provide Foremost-Michigan with flexibility of action for possible future financing transactions, acquisitions, employee benefit plans and other corporate purposes. Such purposes might include meeting requirements for working capital or capital expenditures through issuance of additional shares. Authorization of preferred stock would permit the Board of Directors to choose the exact terms of the class or series at the time of issuance to respond promptly to investor preferences, developments in types of preferred stock, market conditions and the nature of a specific transaction.

    It may be advantageous in some cases to pay investors dividends on equity rather than interest on debt. Preferred stock would allow Foremost-Michigan to offer equity that is potentially less dilutive of the relative equity value of the holders of Foremost-Michigan Common Stock than would be the case if additional shares of Foremost-Michigan Common Stock were issued. Preferred stock typically does not enjoy dividend growth corresponding to growth in a corporation's earnings. In addition, preferred stock can be subject to redemption, which could permit Foremost-Michigan to limit the dilutive effect on the holders of Foremost-Michigan Common Stock.

    If the Plan of Merger is adopted, no further authorization for the issuance of Preferred Stock by shareholder vote would be required before issuance of the shares by the Board of Directors. The Board of Directors presently does not have any plan or proposal to issue Preferred Stock. Opportunities may arise, however, that require prompt action, such as properties or businesses becoming available for acquisition or favorable market conditions existing for the sale of a particular type of preferred stock. The delay and expense of seeking shareholder approval at the time of issuance could deprive Foremost-Michigan and its shareholders of the ability to effectively benefit from such an opportunity.

    The Board of Directors could authorize shares of preferred stock which have voting, dividend or other preferences over shares of Foremost-Michigan Common Stock, and the issuance of preferred stock could dilute the voting power, equity position or share of earnings of common shareholders. Although the Board of Directors has no present plan or proposal to do so, preferred stock could be used to discourage or impede an attempt to obtain control of Foremost-Michigan by merger, tender offer, proxy contest or other means, and could be used to inhibit the removal of incumbent management. At this time, management of Foremost-Michigan is not aware of any attempts to obtain control of Foremost-Michigan.

ANTI-TAKEOVER EFFECTS OF MERGER

    The reincorporation of the Company from a Delaware corporation to a Michigan corporation will have certain anti-takeover effects on the Company. The laws of Delaware and Michigan differ in their treatment of certain anti-takeover measures. The reincorporation of the Company may affect the ability of the Company to accomplish a merger, the ability of a stockholder to gain control of the Company and the ability to remove the Company's management.

    The Company currently is governed by Section 203 of the Delaware Law.
Section 203 restricts a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the time that such person becomes an "interested stockholder" unless certain requirements are met or unless certain exceptions apply.
The term "business combination" generally includes (i) any merger or consolidation of the corporation or any majority-owned subsidiary of the corporation with (A) the interested stockholder, or (B) with any other corporation or other entity if the merger or consolidation is caused by the interested stockholder and as a result of the merger or consolidation
Section 203 is not applicable to the surviving entity; (ii) with certain exceptions, any sale, lease or other disposition to or with the interested stockholder of assets of the corporation or of any majority-owned subsidiary of the corporation where the assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;
(iii) any transaction which results in the issuance or transfer by the corporation or by any majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder, with certain exceptions; (iv) any transaction involving the corporation or any majority-owned subsidiary of the corporation which increases the proportionate share of the stock which is owned by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the corporation), of any loans, advances, guarantees, pledges or other financial benefits (with certain exceptions) provided by or through the corporation or any majority-owned subsidiary.

    An "interested stockholder" is generally defined as any person (other than the corporation or a majority-owned subsidiary) that (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the past three years and the affiliates and associates of such person. Among the exceptions from the definition of "interested stockholder" is any person whose ownership of shares in excess of the 15% limit was the result of action taken solely by the corporation, unless such person thereafter acquired additional shares of voting stock of the corporation (except as a result of further corporate action not caused, directly or indirectly, by such person).

    There are a number of exceptions to the prohibitions of Section 203. The first exception applies where, before the time that the interested stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

    The second exception is where, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned (i) by persons who are directors and also officers and
(ii) certain employee stock plans. The third exception is where, at or subsequent to the time the person became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

    Section 203 also does not apply: (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; (ii) if the stockholders adopt an amendment to the certificate of incorporation or bylaws expressly electing not to be governed by Section 203 (the Company's Restated Certificate of Incorporation does not contain such an amendment); (iii) if the corporation does not have a class of voting stock that is (A) listed on a national securities exchange, (B) authorized for quotation on The Nasdaq Stock Market, or (C) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken by an interested stockholder or from a transaction in which a person becomes an interested stockholder;
(iv) if a stockholder becomes an interested stockholder inadvertently and
(A) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and
(B) would not, at any time within the three-year period immediately before a business combination between the corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; (v) pursuant to the "competitive bidding" exception; or (vi) if the business combination is with an interested stockholder who became an interested stockholder at a time when the restrictions contained in
Section 203 did not apply (with certain exceptions).

    The "competitive bidding exception" referred to above provides that (assuming the satisfaction of certain criteria) any person, including one about to become and one who is an interested stockholder, may propose a transaction free from the restrictions of Section 203 in certain situations. The basic policy behind this exception is that once a board of directors has decided to sell a corporation or a majority of its assets or has approved (or not opposed) a tender or exchange offer for 50% or more of the corporation's outstanding stock, the stockholders are benefitted by the promotion of bidding contests. Subsequent bidders are excepted from
Section 203 if certain conditions are met. This exception allows a bidder who announces a transaction after the announcement of a management-approved transaction and before the completion or abandonment of the management-approved transaction to be free of the provisions of Section 203.

    Under this exception, the corporation must give at least 20 days' notice to all interested stockholders before the consummation of (i) a merger or consolidation of the corporation (except for those mergers or consolidations where no stockholder vote is required), (ii) a sale, lease or other disposition of assets of the corporation or a majority-owned subsidiary having an aggregate market value at least equal to 50% of either the aggregate market value of all of the corporation's assets (determined on a consolidated basis) or the aggregate market value of 50% of the corporation's outstanding stock, or (iii) a proposed tender or exchange offer for 50% or more of the corporation's outstanding stock. This notice requirement ensures that an interested stockholder will have the opportunity to decide whether to bid against a management-approved transaction before the time that the transaction is approved by the stockholders.

    There are three prerequisites to the application of the "competitive bidding exception." First, there must be board approval of one of the three types of transactions described above. The second necessary element is the approval of (or lack of opposition to) a proposed transaction with a person who was not an interested stockholder during the preceding three years or who became an interested stockholder with board approval. The third prerequisite is that the potentially triggering transaction must either be approved or not opposed by a majority of the members of the board who were directors before any person became an interested stockholder in the preceding three years. Alternatively, directors approving or not opposing the transaction may include those who were elected or recommended by a majority of the continuing directors to succeed such continuing directors.

    The MBCA contains two chapters providing corporations with anti-takeover measures. The first chapter is the Fair Price Act. To comply with the Fair Price Act, an interested shareholder must receive an advisory statement from the board of directors and shareholder approval of the "business combination." The Fair Price Act requires that a business combination be approved by 90% of the shares of each class entitled to vote, and 2/3 of each class of shares entitled to vote other than beneficial shares of an "interested shareholder," or an affiliate, who is a party to the transaction.

    The Fair Price Act defines "business combination" to include the following transactions: (i) a merger, consolidation or share exchange that alters the rights of shares as expressly set forth in the articles of incorporation or that changes or converts, in whole or in part, the outstanding shares of the corporation with either any interested shareholder or any other corporation which is not an affiliate of an interested shareholder that was an interested shareholder before the transaction; (ii) the sale, lease, transfer or other disposition of assets totaling 10% or more of the corporation's net worth to an interested shareholder which is not a subsidiary of the corporation; (iii) the issuance or transfer of securities of the corporation or a subsidiary which equal 5% or more of the total market value of the outstanding shares to any interested shareholder; (iv) any plan of dissolution or liquidation in which an interested shareholder receives other than cash is a business combination; and (v) any reclassification of the corporation's securities, or any merger, consolidation or share exchange, which increases by 5% or more of the total number of shares outstanding, the proportionate amount of shares owned by an interested shareholder. The definition of business combination included in the Fair Price Act is not as comprehensive as the definition of business combination included in Section 203 of the Delaware Law.

    An "interested shareholder" is a beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or an affiliate who owned 10% or more of the corporation at some point during the last two years. For the purpose of determining whether a person is an interested shareholder, the number of shares of voting shares considered to be outstanding shall include all voting shares owned by the person except for those shares which may be issuable pursuant to any agreement, arrangement or understanding upon exercise of conversion rights, warrants or options or otherwise.

    A business combination that meets certain requirements is exempt from the Fair Price Act. First, the aggregate amount of the cash and the market value as of the valuation date of consideration other than cash to be received per share by holders of common stock in the business combination must be at least equal to the highest of the following: (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the interested shareholder for any shares of common stock of the same class or series acquired by the interested shareholder within the two-year period immediately before the announcement date of the proposal of the business combination, or in the transaction in which the shareholder became an interested shareholder, whichever is higher; or (ii) the market value per share of common stock of the same class or series on the announcement date or on the determination date, whichever is higher.

    The second requirement is that the aggregate amount of the cash and the market value as of the valuation date for consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than common stock shall be at least equal to the highest of the following, whether or not the interested shareholder previously has acquired any shares of a particular class or series of stock: (i) the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the interested shareholder for any shares of the class of stock acquired by it within the two-year period immediately before the announcement date of the proposal of the business combination, or in the transaction in which it became an interested shareholder, whichever is higher; (ii) the market value per share of the class of stock on the announcement date or the determination date, whichever is higher; or (iii) the highest preferential amount per share to which the holders of any shares of the class of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation.

    The third requirement states that the interested shareholder must pay the other shareholders either cash or consideration in the same form as the interested shareholder previously paid for like shares. If the interested shareholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for the class of stock shall be either cash or the form used to acquire the largest number of shares of the class or series of stock previously acquired by the interested shareholder.

    The fourth requirement imposes conditions on the interested shareholder after he or she has attained such status and before consummation of the business combination. First, full dividends on preferred stock must have been paid and dividends on common stock not reduced. Second, the interested shareholder must not have received certain benefits from the corporation disproportionate to the amount of stock owned by that interested shareholder. Third, the interested shareholder must not receive beneficial ownership of any additional shares after becoming an interested shareholder. Fourth, five years must have elapsed between the time the interested shareholder became an interested shareholder and the time the business combination is to be consummated. Unless a shareholder has been an interested shareholder for five or more years, and meets all these other requirements discussed above, the interested shareholder must receive an advisory statement from the board and supermajority shareholder approval to enter a business combination with the corporation.

    Section 203 of the Delaware Law and Chapter 7A of the MBCA differ in the following important respects:

    (i) Section 203 of the Delaware Law does not apply if the business combination is approved by holders of 2/3 of the disinterested shares. Chapter 7A of the MBCA requires approval by 90% of the shares entitled to vote and 2/3 of the disinterested shares.

    (ii) Section 203 does not apply if the interested person acquires 85% of the voting stock of the corporation. Thus, Section 203 provides a mechanism for an acquiror to make a tender offer for shares of the corporation and attain an 85% response. Chapter 7A does not contain such a provision.

    (iii) Section 203 does not prevent the interested stockholder from replacing the board of directors of the corporation and obtaining the required approval for the business combination.

    (iv) Section 203 does not apply after the board of directors approves a competing bid.

    A corporation can elect not to be covered by the Fair Price Act. A corporation which had an interested shareholder on the date the Fair Price Act became effective, which was May 29, 1984, could elect not to be governed by the Fair Price Act. Additionally, any corporation can elect not to be governed by the Fair Price Act with respect to any specific interested shareholder, or interested shareholders in general, so long as the election is made before the interested shareholder becomes an interested shareholder. Finally, the Fair Price Act allows a corporation to elect to be governed partially by the Fair Price Act. A provision in the bylaws or articles of incorporation which elects into or out of the Fair Price Act only can be amended or repealed by a supermajority vote of the shareholders.

    The Board of Directors believes it will be in the Company's best interests to be covered by the Fair Price Act. For this reason, the corporate charter of Foremost-Michigan contains a provision in which the Company elects to be governed by the Fair Price Act. The provision, however, specifically excludes from coverage of the Fair Price Act beneficial owners who own 10% or more of the Company's outstanding Common Stock as of February 23, 1998, or an affiliate of such beneficial owner.

    The election to be governed by the Fair Price Act will place a procedural hurdle before any shareholder attempting to gain control of the Company. The Fair Price Act does not prohibit such actions, it merely slows them down by imposing requirements on the interested shareholder.
The Board of Directors believes the Fair Price Act is in the best interests of the Company and its stockholders because it would allow stockholders to closely examine any takeover attempts before deciding whether to support the takeover attempt. Despite this advantage, the Fair Price Act also could slow actions which may be in the best interests of the Company and its stockholders.

    The Board of Directors' election to be governed by the Fair Price Act is not a response to a takeover attempt by any specific individual and the Company is not aware of any such attempt.

    The second MBCA anti-takeover provision is the Control Share Act, which denies voting rights to "control shares" in a "control share acquisition" of shares of an issuing public corporation unless the corporation's shareholders, excluding the interested shares, approve a resolution granting such rights. "Control shares" are defined as shares that, except for the Control Share Act, would have voting power with respect to shares of an issuing public corporation, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as part of a group, to exercise or direct the exercise of the voting power of the issuing public corporation in the election of directors within any of the following ranges of voting power:
(i) 1/5 or more but less than 1/3 of all voting power; (ii) 1/3 or more but less than a majority of all voting power; or (iii) a majority of all voting power.

    A "control share acquisition" is the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. Shares acquired within a 90-day period are considered to have been acquired in the same acquisition if the shares were acquired pursuant to a plan to make a control share acquisition. Persons who acquire shares for the benefit of another have voting power only of shares in respect of which that person would be able to exercise or direct the exercise of votes without further instruction from others.

    The following will not be considered a control share acquisition: (i) acquiring shares by gift, testamentary disposition, marital settlement, descent and distribution or otherwise without consideration; (ii) acquiring shares pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the Control Share Act; (iii) acquiring shares pursuant to a merger or share exchange effected in compliance with the merger and share exchange provisions of the MBCA if the issuing public corporation is a party to the agreement of merger or share exchange; and (iv) shares acquired by a government official acting in an official or fiduciary capacity. An acquisition also will not be considered a control share acquisition if, subject to certain limitations, the acquisition is made by a person who previously obtained voting rights from the shareholders pursuant to the Control Share Act, or would have made a control share acquisition but for the exceptions stated above. A corporation may elect not to be governed by the Control Share Act with respect to a control share acquisition if the corporation's articles of incorporation or bylaws provide that the chapter does not apply to that or any control share acquisition before such control share acquisition occurs.

    Chapter 7B defines "interested shares" to include those shares of an issuing public corporation entitled to vote in respect of which any of the following persons are entitled to exercise voting power: (i) an acquiring person or member of a group with respect to a control share acquisition;
(ii) an officer of the corporation; or (iii) an employee director of the corporation.

    The Control Share Act provides procedures for an acquiring person to recapture voting rights for control shares. The acquiring person has the option to file an "acquiring person statement," which is a statement detailing who the acquiring person is, how many shares the person owns, how the person plans to pay for the control shares and what the acquiring person plans to achieve through the control share acquisition. Although optional, filing an acquiring person statement is necessary for gaining access to shareholders either at a special or annual shareholder meeting. Without access to shareholders at a special or annual meeting, the acquiring person will not have voting rights restored. Chapter 7B authorizes the acquiring person to request a special meeting of the shareholders to consider the voting rights to be accorded the shares acquired or to be acquired in a control share acquisition. The request must be made at the time of delivery of the acquiring person statement and must be accompanied by an undertaking to pay the corporation's expenses of a special meeting. If an acquiring person statement is filed but no request for a meeting is made, the voting rights issue will be presented at the next special or annual shareholder meeting.

    The Control Share Act states that voting rights are accorded to control shares if approved by a majority of the votes cast by the holders of shares entitled to vote, and by a majority of the votes cast by the holders of shares entitled to vote, excluding all interested shares. The shareholders can restore full or partial voting power to the control shares. Where the control shares are accorded full voting rights, and the acquiring person holds a majority of the voting power of the corporation, all shares other than those owned by the acquiring person have dissenters' rights. In addition, the corporation has the right to redeem control shares if no acquiring person statement was filed, or if an acquiring person statement was filed and the shareholders did not restore full voting power to the control shares.

    The Board of Directors has chosen to elect into the Control Share Act because it believes that is in the best interests of the Company and its stockholders. Like the Fair Price Act, the Control Share Act does not prohibit persons from attempting to gain control of the Company. The Control Share Act merely slows them down by placing a procedural hurdle in the way of a takeover attempt. The Control Share Act gives shareholders the right to decide whether to support such an attempt by voting to restore voting rights to the control shares, or to oppose the attempt by voting not to restore voting rights. The Control Share Act slows down takeover attempts or other actions which could be deemed not only harmful, but also beneficial, to the Company.

    The Bylaws of Foremost-Michigan contain a provision in which the Company elects to be governed by the Control Share Act. The provision, however, specifically excludes from coverage of the Control Share Act beneficial owners who own 10% or more of the Company's Common Stock as of February 23, 1998, or an affiliate of such beneficial owner. The Bylaws of Foremost-Michigan also allow the Company to redeem control shares when no acquiring person statement has been filed, or where the shareholders voted not to restore full voting power to the control shares.

    The Board of Directors' election to be governed by the Control Share Act is not in response to a takeover attempt by any specific individual and the Company is not aware of any such attempt.

CERTAIN SIGNIFICANT DIFFERENCES BETWEEN THE DELAWARE LAW AND THE MBCA

    The MBCA and the Delaware Law differ significantly in several respects. The following discussion contains a description of the distinctions:

    DIVIDENDS. The Delaware Law permits a corporation to pay dividends out of surplus, or, if there is no surplus, out of net profits for the fiscal year in which the dividends are declared and/or for the preceding fiscal year. The MBCA, however, provides only that distributions are prohibited if, among other things, the corporation would not be able to pay its debts as the debts become due in the usual course of business.

    TRANSFER OF ASSETS TO ANOTHER ENTITY. The Delaware Law requires stockholder approval for any sale, lease or exchange of all or substantially all corporate assets deemed expedient and in the best interest of the corporation by the board of directors. The MBCA, however, requires shareholder approval for only those transfers of assets which are not in the usual and regular course of business as conducted by the corporation.

    AMENDMENTS TO CERTIFICATE/ARTICLES OF INCORPORATION. The board of directors of a Delaware corporation must propose an amendment of the certificate of incorporation before stockholders have the option to amend the certificate. Shareholders of a Michigan corporation, on the other hand, can amend the articles of incorporation without any special action by the board. The Company's Certificate of Incorporation requires that the affirmative vote of the holders of 80% of the voting power of the Company's Common Stock is required to amend certain provisions of the Company's Certificate of Incorporation, unless such amendment is declared advisable by the Board of Directors by the affirmative vote of 75% of the Board. Foremost-Michigan's Articles of Incorporation requires a similar super-majority vote of shareholders to amend the Articles of Incorporation.

    AMENDMENTS TO BYLAWS. The Delaware Law provides that the power to amend the bylaws of a corporation is held by the stockholders entitled to vote, unless the corporation's certificate of incorporation provides otherwise. A corporation's certificate of incorporation may provide the board of directors with the authority to amend the corporation's bylaws. The MBCA provides that the shareholders or the board of directors of a corporation may amend the bylaws, unless the corporation's articles of incorporation provide otherwise. The Company's Bylaws may be amended by a majority vote of the Board of Directors or the stockholders. Foremost-Michigan's Bylaws may be amended by the Board upon a majority vote or by the shareholders upon the affirmative vote of 80% of the shareholders.

    SHAREHOLDERS' LIST. Under the Delaware Law, the stockholders' list must be prepared at least 10 days before the relevant stockholders' meeting. Inspection and copying rights extend to stockholders, as well as their agents or attorneys, for a proper purpose. Under the MBCA, the shareholders' list need only be prepared in time for, and be available for inspection at, the relevant shareholders' meeting.

    STANDARDS OF CONDUCT FOR DIRECTORS AND OFFICERS. The Delaware Law sets forth no standard of conduct for directors or officers, but rather provides merely that directors are shielded from liability if they rely in good faith on the appropriate documents and individuals. Also of note, Delaware courts have somewhat eroded the protection of the business judgment rule (which generally protects director's actions if such actions were made with due care and good faith) if it appears that the directors did not conduct an adequate investigation before their action. The Delaware Law protects a director from personal liability unless the director's acts are grossly negligent.

    The MBCA requires that directors and officers act in good faith, with ordinarily prudent care and with a reasonable belief that their actions are in the best interest of the corporation. The MBCA also protects directors and officers by shielding them from liability when they base a decision on certain types of documents and reports from persons specifically referenced in the MBCA. Thus, if a director makes a mistake in following the advice of persons mentioned in the statute, the director will not be personally liable.

    ACTIONS AGAINST DIRECTORS. The Delaware Law provides that stockholders have six years in which to bring an action against directors under whose administration an unlawful dividend (as defined in the Delaware
Law) has been paid, while the MBCA provides that shareholders must bring such an action, or any other action against the directors for failure to perform duties, within three years after the cause of action has accrued.

    ACTIONS AGAINST A CORPORATION. A derivative lawsuit is one brought by a shareholder on a corporation's behalf, alleging that someone or another company has injured the corporation. Courts treat a derivative lawsuit as being brought by the corporation itself, since the injury the lawsuit seeks to repair is an injury to the corporation. Both Delaware and Michigan provide rules on when and how a stockholder or shareholder can bring a derivative suit on behalf of a corporation. In Delaware, a stockholder usually must demand that the corporation bring the lawsuit itself. If the corporation refuses to bring the lawsuit, the stockholder can then bring a derivative suit. Delaware courts have stated that a stockholder may be excused from demanding the corporation bring the lawsuit where it would be futile for the stockholder to make the demand. A second requirement under the Delaware Law is that the plaintiff must have owned stock in the corporation at the time of the transaction giving rise to the lawsuit.

    Michigan requires a shareholder to demand that the corporation bring a derivative lawsuit. The MBCA provides a system for evaluating these shareholder demands. If bringing the lawsuit would not be in the best interests of the corporation, courts will dismiss the lawsuit. Under this system, however, courts do not decide whether the lawsuit would be in the best interests of the corporation. Instead, this decision can be made by any of four different sources, with certain limitations placed on each: (i) disinterested directors; (ii) the majority vote of a committee of two or more disinterested directors if appointed by a majority of disinterested directors; (iii) a panel of disinterested persons appointed by the court upon the corporation's motion; or (iv) all disinterested independent directors.

    Michigan, like Delaware, requires that the plaintiff have been a shareholder at the time of the transaction giving rise to the lawsuit. Michigan further requires that, with limited exceptions, the plaintiff must continue to own shares in the corporation until the lawsuit is resolved.

    ATTACHMENT OF SHARES. The Delaware Law provides that the stock of a corporation may be attached by any Delaware court, thereby giving Delaware courts jurisdiction over nonresident holders of stock of corporations organized in Delaware. The MBCA has no comparable provision.

    INDEMNIFICATION. A Delaware corporation may indemnify a director, officer, employee or agent for expenses and judgments in a lawsuit brought against the corporation by a third party, or by the corporation itself through a derivative lawsuit. Before a corporation can indemnify that person, however, a majority of disinterested directors, independent legal counsel or the stockholders must determine that the person seeking indemnification acted in good faith and in a manner that person reasonably
believed to be in the best interests of the corporation.   A Delaware
corporation may indemnify a director for the amount paid in settlement of a third party lawsuit. A Delaware corporation only can indemnify the amount of the expenses incurred in reaching the settlement, however, and not the amount of the settlement itself, in a derivative action. A Delaware corporation must indemnify a director, officer, employee or agent when that person has successfully defended the lawsuit.

    A Michigan corporation may indemnify a director, officer, employee or agent in similar, but not identical, circumstances as a Delaware corporation, and must indemnify for a successful defense, as in Delaware.
A Michigan corporation, unlike a Delaware corporation, can reimburse expenses incurred in and amounts paid in settlement of a derivative action. As noted above, only expenses can be reimbursed for a settled derivative lawsuit in Delaware. The MBCA also contains a provision specifically mandating court-ordered indemnification where the court believes the person seeking indemnification is reasonably entitled to be reimbursed, based on all relevant circumstances.

    DISSENTERS' RIGHTS. Under the Delaware Law, a dissenting stockholder's demand is for appraisal, not payment, of the fair value of the shares when the stockholder has voted against a merger or consolidation. The MBCA adds certain acquisitions of shares from another corporation and control share acquisitions as corporate actions that trigger dissenter's rights. Furthermore, dissenting shareholders of a Michigan corporation who follow prescribed statutory procedures are entitled to dissenters' rights in connection with any merger or sale of substantially all of the assets of a corporation. The Delaware Law provides appraisal rights in connection with a merger, but does not provide appraisal rights in connection with sales of substantially all of the assets of a corporation.

    STATE COMMON LAW. One appealing aspect of Delaware incorporation is the quality of Delaware judges in handling corporate lawsuits. Consideration should be given to the fact that there is a considerable body of judicial interpretations of Delaware's widely used corporate law, which provides the Company's management with a predictable framework within which to govern the business of the Company. In addition, the quality of Delaware judges and courts is high and lends itself to a generally predictable application of a familiar body of law. Also appealing is the depth of cases defining common law in that state. With its historical role in defining corporate law, Delaware also has served as a role model for many other states both in terms of legislation drafting and in deciding common law cases.

    Michigan courts often look to Delaware courts for guidance on interpreting Michigan statutes which have been patterned after Delaware law, and on answering questions for which no solid answer exists in Michigan case law. This reference to Delaware law leads to more predictability under Michigan law as well.

    Other than the changes specifically described, there will be no material effect in the rights of holders of the Company's Common Stock, nor will there be any material changes in the financial statements of the Company as a result of the Merger.

FEDERAL INCOME TAX CONSEQUENCES

    Following is a summary of the federal income tax consequences resulting from the Merger. The Company and Foremost-Michigan have not requested a private letter ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger and, thus, there can be no assurance that the transaction would constitute a tax-free exchange for federal income tax purposes.

    The Company has been advised, however, that the Merger would constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code"), and both the Company and Foremost-Michigan would be a "party to a reorganization" within the meaning of Section 368(b) of the Code, and that:

          (i) no gain or loss would be recognized by the Company's stockholders upon receipt of shares of stock of Foremost-Michigan;

          (ii) a stockholder's basis of the stock of Foremost-Michigan would be the same as the basis of the stock of the Company immediately before the Merger; and

          (iii) a stockholder's holding period of the Foremost Corporation stock would include the holding period of the stock of the Company immediately before the Merger.

    EACH STOCKHOLDER OF THE COMPANY SHOULD CONSULT A PROFESSIONAL TAX ADVISER ON THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

ACCOUNTING TREATMENT

    The Merger would be accounted for as a capital restructuring.
Therefore, the Merger would not affect the valuation of the assets or liabilities of the Company in the hands of Foremost-Michigan, nor would Foremost-Michigan record any income or expense as a result of the Merger.

    Adoption of the Plan of Merger requires the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Stockholders. For purposes of counting votes on this proposal, failures to vote, abstentions, and broker non-votes and other shares not voted will have the same effect as votes against adoption of the Plan of Merger.

                  YOUR BOARD OF DIRECTORS RECOMMENDS THAT
        YOU VOTE FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.


            APPROVAL OF THE COMPANY'S STOCK OPTION PLAN OF 1998
              (Proposal Number 4 on the Enclosed Proxy Card)

INTRODUCTION AND PURPOSE OF THE PLAN

    The Committee on Executive Management and Compensation of the
Company's Board of Directors (the "Committee") firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders, such as Mr. Antonini, with the interests of its stockholders. The grant of a stock option that, by its terms, only becomes valuable upon the success of all stockholders effectively reinforces the alignment of these interests. In addition, the Committee recognizes the importance of Mr. Antonini to the long-term performance and growth of the Company. Accordingly, the issuance of a significant stock option -- as part of a comprehensive compensation program -- is structured to provide an incentive to Mr. Antonini to continue his employment with the Company, while keeping his interests aligned with the Company's stockholders.

    On February 23, 1998, the Committee unanimously adopted and recommended for stockholder approval the Stock Option Plan of 1998 (the "Plan"). The Plan consists of a one-time grant by the Company to Mr. Antonini of an option to purchase 750,000 shares of Common Stock at a price of $24.00 per share. The Committee consists of three directors, of which no director is an officer or former officer of the Company or receives any compensation from the Company, except in his capacity as a director.

    The key feature of the Plan is that, except in limited circumstances discussed below, Mr. Antonini may only exercise the option if the value of Common Stock at least doubles during the five year period running from February 23, 1998 (the date of the grant) to and February 23, 2003. On February 23, 1998, the Company's Common Stock closed on the New York Stock Exchange at a price of $22.875 per share; on March __, 1998, it closed at $__.__ per share. To exercise the option, shares of Common Stock must close at a price of at least $48.00 per share on ten or more days on or before February 23, 2003.

    The following discussion summarizes the material provisions of the Plan but is not intended to be a complete discussion of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix D and incorporated by reference in this Proxy Statement.

TERMS OF THE GRANT

    On February 23, 1998, at the direction of the Committee, the Company granted (subject to stockholder approval) Mr. Antonini the option to purchase 750,000 shares of Common Stock for $24.00 per share. The Company received no consideration upon the grant of this option other than the services of Mr. Antonini. The stock option will not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

    Except in limited circumstances, Mr. Antonini cannot exercise the option unless the value of Common Stock doubles in 5 years. Specifically, this means that the closing price of Common Stock must equal or exceed $48 per share on at least 10 trading days on or before February 23, 2003. The term of the option continues until February 23, 2008. The stock closing price requirement of $48 per share, as well as the $24 per share exercise price, are subject to certain antidilution adjustments in the event of a stock split, stock dividend, or other typical corporate restructuring.

    In addition to the stock price condition, the Plan also imposes certain conditions that either accelerate or cancel Mr. Antonini's right to exercise the option depending on Mr. Antonini's status as an employee of the Company. For example, if Mr. Antonini dies prior to exercising the stock option, his personal representative could exercise the stock option at any time within one year, but only to the extent that Mr. Antonini could have exercised the option at the time of his death. Similarly, if Mr. Antonini becomes permanently disabled (as defined in Mr. Antonini's Employment Agreement with the Company), he could exercise the stock option at any time within one year from the date of the permanent disability, but again, only to the extent that Mr. Antonini could have exercised the option at the time of his termination of employment as a result of the permanent disability. If Mr. Antonini retires, he could exercise the stock option at any time within six months from the date of retirement, but again, only to the extent that Mr. Antonini could have exercised the option at the time of his retirement.

    If Mr. Antonini is terminated for cause, the stock option terminates automatically and Mr. Antonini forfeits all rights to exercise the option. In contrast, Mr. Antonini may exercise his option, regardless of whether the stock price reaches $48 per share, if he is terminated without cause or if he terminates his employment with the Company for "good reason" (generally, a diminution of his status or duties or a good faith dispute with the Board of Directors over the Company's business plan or policies) or a "substantial breach" (generally, a failure to pay compensation due, a relocation or a failure to secure an assumption of the Employment Agreement by a successor) by the Company.

    Finally, if there is a change of control of the Company, Mr. Antonini may exercise his option, regardless of whether the $48 per share stock price condition is met. The Plan's definition of "change of control" is identical to the definition of that term in the proposed Indemnity Agreement and as discussed on page _ of this Proxy Statement.

    When exercising all or a portion of a stock option, Mr. Antonini may pay the exercise price with cash or, with the consent of the Committee, shares of Common Stock. If Common Stock is used to pay the exercise price and the Committee consents, Mr. Antonini could use the value of shares received upon exercise for further exercises in a single transaction. Mr. Antonini may not transfer a stock option except by will or the laws of descent and distribution, unless the Committee otherwise consents.

    The Plan would not be qualified under Section 401(a) of the Code nor would it be subject to the Employee Retirement Income Security Act of 1974 (ERISA). The Company may register the shares under the Securities Act of 1933.

TAX CONSIDERATIONS

    For federal income tax purposes, assuming stockholder approval of the Plan, Mr. Antonini will not recognize any income and the Company will not receive a deduction at the time the nonqualified stock option is granted. If the stock option is exercised, Mr. Antonini will recognize compensation income in the year of exercise equal to the difference between the exercise price and the fair market value on the date of exercise. The Company will receive a corresponding deduction for federal income tax purposes. Mr. Antonini's tax basis in the shares acquired will be increased by the amount of compensation income recognized. Sale of the stock after exercise will result in recognition of short- or long-term capital gain or loss.

    Section 162(m) of the Code, which was adopted in 1993 and implemented in phases through 1997, limits to $1,000,000 the annual income tax deduction that may be claimed by a publicly held corporation for compensation paid to its chief executive officer and to the 4 most highly compensated officers other than the chief executive officer. Qualified "performance-based" compensation is exempt from the $1,000,000 limit and may be deducted even if other compensation exceeds $1,000,000. The Plan is intended to provide performance-based compensation under Section 162(m) to permit compensation associated with the stock option awarded under the Plan to be tax deductible for the Company while allowing, as nearly as practicable, the continuation of the Company's preexisting practices with respect to the award and taxation of stock options.

    The Company may withhold from any cash otherwise payable to Mr. Antonini or require Mr. Antonini to remit to the Company an amount sufficient to satisfy all applicable federal, state and local withholding taxes. Withholding may be satisfied by withholding Common Stock to be received upon exercise of a stock option or by delivery to the Company of shares of previously owned Common Stock.

VOTE REQUIRED AND THE RECOMMENDATION OF THE BOARD

    The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on this proposal is required to approve the Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as voted on this proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                 APPROVAL OF THE STOCK OPTION PLAN OF 1998


                 APPROVAL OF A FORM OF INDEMNITY AGREEMENT
                 FOR THE COMPANY'S DIRECTORS AND OFFICERS
              (Proposal Number 5 on the Enclosed Proxy Card)

    As an additional measure to strengthen the protection afforded to the Company's directors and executive officers, the Board of Directors believes that it is in the best interests of the Company to enter into an indemnity agreement (the "Indemnity Agreement") with each of its directors and officers (the "Executives"). The Company proposes to enter into Indemnity Agreements in substantially the form attached to this Proxy Statement as Appendix E to provide for the maximum indemnification allowed under the laws of the Company's state of incorporation and the Company's corporate charter. Proposal 3, "Adoption of an Agreement and Plan of Merger--Certain Differences Between Delaware Law and the MBCA" contains a description of the differences between the laws of the States of Delaware and Michigan as to indemnification.

    Stockholder approval of the Indemnity Agreement is not required under either the Delaware Law or the MBCA. Nevertheless, because the members of the Board of Directors of the Company will be parties to the Indemnity Agreement, and are therefore beneficiaries of the rights contained therein, it is appropriate to submit the Indemnity Agreement to the stockholders for approval. If the form of Indemnity Agreement is approved by the Company's stockholders, it is anticipated that Indemnity Agreements will be entered into with the Company's Executives promptly after the Annual Meeting of Stockholders and that similar Indemnity Agreements will be entered into with future Executives as are designated from time to time by the Board of Directors.

    The Board of Directors believes that the Indemnity Agreement serves the best interests of the Company and its stockholders by strengthening the Company's ability to attract and retain over time the services of knowledgeable and experienced persons to serve as Executives who, through their efforts and expertise, can make a significant contribution to the success of the Company.

    The Indemnity Agreements are intended to supplement the laws of the Company's state of incorporation, as well as other indemnification provisions contained in the Company's corporate charter and Bylaws.

    Set forth below is a summary of certain key provisions of the Indemnity Agreement. The summary is qualified in its entirety by reference to the full text of the Indemnity Agreement set forth in Appendix E to this Proxy Statement.

    First, the Indemnity Agreement establishes a presumption that an Executive has met the applicable standard of conduct required for indemnification under the laws of the Company's state of incorporation. Under the Indemnity Agreement, an Executive will be indemnified unless a majority of a quorum of disinterested directors or, in the event of a change in control of the Company or if a quorum of disinterested directors cannot be obtained, independent legal counsel, determines that the applicable standard of conduct has not been met. The burden of proof is on the Board of Directors or independent counsel, as the case may be, to overcome the presumption that an Executive is entitled to indemnification. If the Board of Directors or independent legal counsel determines that an Executive did not meet the standard of conduct required for indemnifi-cation, the Indemnity Agreement allows the Executive to petition a court for an independent determination of whether the Executive is entitled to indemnification under the Indemnity Agreement. In such a proceeding, the Company has the burden of proving that the Executive did not meet the applicable standard of conduct.

    Second, the Indemnity Agreement provides that litigation and investigation expenses will be advanced to an Executive upon his or her request, provided that the Executive undertakes to repay amounts advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

    Third, the Indemnity Agreement provides for partial indemnification of costs and expenses in the event that an Executive is not entitled to full indemnification under the terms of the Indemnity Agreement. Under the Indemnity Agreement, an Executive is automatically entitled to indemnification for expenses incurred in successfully defending against any claim, whether on the merits or otherwise.

    Although the Indemnity Agreement is intended to indemnify an Executive to the fullest extent allowed by law, the Indemnity Agreement does not cover the following: (i) expenses or costs associated with remuneration paid to the Executive in violation of law; (ii) any judgment or final adjudication in which it is determined that the Executive's conduct was knowingly fraudulent, deliberately dishonest or willful misconduct; (iii) any judgment in which it is found that the Executive acted in bad faith or produced an unlawful personal benefit; (iv) a criminal proceeding if the Executive knew or reasonably should have known that his or her conduct was unlawful; (v) if a final decision by a court having jurisdiction in the matter determines that such indemnification is not lawful; or (vi) any Proceeding initiated by the Executive against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of the Proceeding or such Proceeding relates to the enforcement by the Executive of the Executive's rights under the Indemnity Agreement.

    In addition, the Indemnity Agreement provides that in the event of a potential change of control of the Company, as defined in the Indemnity Agreement and more particularly described below, the Company must establish, upon an Executive's request, a trust funded in an amount sufficient to satisfy the Company's anticipated indemnification obligations to the Executive. Thus, each Executive who will be the beneficiary of the trust will determine whether the trust will be established or funded. The trust is to be used to advance expenses to an Executive and to pay any amount subject to indemnification under the Indemnity Agreement. The amount or amounts to be deposited in the trust will be determined by a majority vote of a quorum consisting of disinterested director or the Chief Executive Officer of the Company, or, if all of those individuals are not disinterested, by independent legal counsel.

    Funds placed into such a trust will revert to the Company if (i) a change in control has not occurred, and (ii) the Board of Directors by vote of a majority of continuing directors determines that the need for the trust no long exists.

    The term "change in control" as used in the Indemnity Agreement means the following: a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or an employee benefit plan maintained by the Company; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period), or (iii) all or substantially all of the assets of the Company are liquidated, sold or distributed.

    An Executive's rights under the Indemnity Agreement are not exclusive of any other rights that the Executive may have under the laws of the state in which the Company is incorporated, the Company's charter or bylaws, any other agreement or any vote of stockholders or the Board of Directors. The Indemnity Agreement does prevent, however, double payment and specifically provides that if the Company pays an Executive pursuant to the Indemnity Agreement, the Company will be subrogated to the Executive's rights to recover from third parties.

    The Indemnity Agreement is designed to provide the maximum protection allowed by law. Although the enforceability of the provisions of the Indemnity Agreement has not been tested in court and remains subject to public policy considerations, the Board of Directors believes that such provisions are permitted under the laws of the state in which the Company is incorporated.

    The Indemnity Agreement is intended to supplement the protection from liability presently provided to Executives, in light of: (i) the increasing hazard of litigation, and its related expense, directed against directors and officers of publicly held companies; (ii) the decrease in dollar amounts of insurance and the broadening of exclusions and increase in deductibles under the directors' and officers' liability insurance policies of many companies, together with a dramatic rise in the cost of such insurance; and (iii) the potential inability to continue to attract and retain qualified directors and officers in light of such developments.

    In the event that the Company is required under the Indemnity Agreement to reimburse an Executive for a large damage award entered against such individual, approval of the Indemnity Agreement could adversely affect the stockholders' holdings in the Company by reducing the Company's equity. In addition, to the extent that the Company is required to indemnify an Executive under the Indemnity Agreement for liability in situations not covered by the Company's liability insurance, the Company's obligation to pay such amounts of liability could adversely affect the equity of the Company and therefore could be detrimental to its stockholders.

    The Company's Board of Directors believes that it is essential that the Company provide the maximum possible protection to its directors and officers to be able to continue to attract and retain qualified individuals to serve as its business leaders. In light of these considerations, the Board of Directors has determined that the Indemnity Agreement is reasonable, fair and prudent to the Executives and the stockholders of the Company and is necessary to promote and ensure the best interests of the Company and its stockholders.

    At present, there is no pending litigation or proceeding involving a director or officer of the Company where indemnification would be required or permitted under the Indemnity Agreement, nor is the Board of Directors of the Company aware of any threatened litigation or proceeding which could result in a claim for indemnification. The Board of Directors did not approve the Indemnity Agreement in response to any specific resignation, threat of resignation or refusal to serve by any current or potential director or officer. If the Indemnity Agreement is ratified, stockholders of the Company may be precluded in the future from challenging the validity of the Indemnity Agreements.

    Approval of the Indemnity Agreement requires the affirmative vote of a majority of the shares of Common Stock entitled to vote at the Annual Meeting of Stockholders. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will have the same effect as votes against approval of the Indemnity Agreement.

               YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             APPROVAL OF A FORM OF INDEMNITY AGREEMENT FOR THE
                     COMPANY'S DIRECTORS AND OFFICERS


                            BOARD OF DIRECTORS

    Effective as of August 7, 1997, the Board of Directors determined to increase the size of the Board of Directors to 10 members, four of whom are standing for reelection. The Company's Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as possible. The Board of Directors intends in future years as the terms of the incumbent directors end or additional directors are added to adjust the number of directors in each class to again make each class as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of one class expiring at the annual meeting of stockholders in each successive year.

    Biographical information as of December 31, 1997, is presented below for each person who either is nominated for election as a director at the Annual Meeting of Stockholders or is continuing as an incumbent director. Except as indicated, all have had the same principal positions and employment for over five years.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001 (CLASS I)

    MICHAEL DE HAVENON (age 57) has been a director of the Company since May 8, 1997. Mr. de Havenon has served since December 1996 as President of Kulen Capital Corp., a firm engaged primarily in making private investments. From 1992 to December 1996, Mr. de Havenon served as President of Merrill Lynch Capital Corporation and its predecessor, a wholly owned subsidiary of M L & Co., which structured and managed leveraged private investments. Mr. de Havenon resides in New York City.

    ROBERT M. RAIVES (age 71) has been a director of the Company since 1988. Mr. Raives is of counsel to the law firm of Gilbert, Segall and Young, LLP of New York City since July 1997. From 1993 to July 1997, Mr. Raives was a partner in the New York City law firm of Rosenman & Colin. Mr. Raives also is a member of the United States Advisory Board of the Zurich Insurance Company and a director of the Zurich Holding Company of America and the American Guarantee & Liability Insurance Company. Mr. Raives resides in New York City.

    MICHAEL B. TARGOFF (age 53) has been a director of the Company since August 7, 1997. Mr. Targoff served as President and Chief Operating Officer of Loral Space & Communications, Ltd., a manufacturer of satellites and a provider of satellite-based services, from April 1996 to January 1998. From April 1993 to April 1996, Mr. Targoff served as Senior Vice President of Loral Corporation, a defense electronics and telecommuni-cations contractor. Mr. Targoff is also Director of Globalstar Tele-communications, Ltd., a world-wide satellite-based telecommunications company, and Satelites Mexicanos, S.A. de C.V., a satellite-based telecommunications company based in Mexico. Mr. Targoff resides in New York City.

    F. ROBERT WOUDSTRA (age 52) has been a director of the Company since 1988. Mr. Woudstra has served as Executive Vice President and Treasurer of the Company since 1987. Mr. Woudstra has been employed by Foremost Insurance Company since 1973 and has served in various capacities since that time. Mr. Woudstra resides near Grand Rapids, Michigan.

INCUMBENT CLASS II DIRECTORS - TERMS EXPIRING IN 1999

    RICHARD L. ANTONINI (age 55) has been a director of the Company since 1973 and has served as Chairman of the Board since 1991. Mr. Antonini has served as the President and Chief Executive Officer of the Company since

July 1986, and has been employed by the Company in various other capacities since 1969. Mr. Antonini also is a director of Old Kent Financial Corporation and Old Kent Bank and Trust Company and Chairman of the Board of the Mackinac Center for Public Policy. Mr. Antonini resides near Grand Rapids, Michigan.

    LARRY J. ORANGE (age 55) has been a director of the Company since 1993. Mr. Orange has served as Executive Vice President of the Company since 1987. Mr. Orange has been employed by Foremost Insurance Company since 1970 and has served in various capacities since that time. Mr. Orange resides near Grand Rapids, Michigan.

    JOSEPH A. PARINI (age 66) has been a director of the Company since 1981. Mr. Parini has served as Chairman and an officer of EFW, Inc., a defense electronics firm, since January 1997. Mr. Parini served as President of Elbit Systems, Inc., a manufacturer of electronic systems for the medical and defense industries, from 1990 through 1996. Mr. Parini also serves as President of Olive Tree Enterprises, a systems engineering consulting firm, since January 1997. Mr. Parini is a director of Wolverine World Wide, Inc., a manufacturer of footwear. Mr. Parini resides near Grand Rapids, Michigan.

INCUMBENT CLASS III DIRECTORS - TERMS EXPIRING IN 2000

    JOHN C. CANEPA (age 67) has been a director of the Company since 1994. Mr. Canepa has been employed as a Consulting Principal for Crowe Chizek, LLP since November 1995. Mr. Canepa served as Chairman of the Board of Directors of Old Kent Financial Corporation from 1988 until 1995. Mr. Canepa also is a director of ThornApple Valley, Inc., a manufacturer of food products. Mr. Canepa resides near Grand Rapids, Michigan.

    ARTHUR E. HALL (age 59) has been a director of the Company since 1994. Mr. Hall is a Chartered Financial Analyst by the Association of Investment Management and Research and a portfolio manager. Mr. Hall has been the sole general partner of Valarian Associates, a Nevada limited partnership which purchases, sells and holds investments securities. Mr. Hall resides in Minden, Nevada.

    RICHARD A. KAYNE (age 52) has been a director of the Company since 1994. Mr. Kayne serves as President and a director of KA Holdings, Inc. and administrative manager of Kayne Anderson Investment Management, LLC, the parent entities of the investment advisory businesses of the Kayne Anderson Investment Management Group. Mr. Kayne also serves as President and Chief Executive Officer and director of K.A. Associates, Inc., a registered broker/dealer. Mr. Kayne is a director of Glacier Water Services, Inc., a provider of drinking water services, and The Right Start, Inc., a children's products retailer. Mr. Kayne resides near Los Angeles, California.

             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During 1997 the Board of Directors held four regular meetings. Each of the directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each of them served (during the periods that each served). The Board of Directors maintains five standing committees. The committees' functions, members and number of meetings in 1997 were:

AUDIT COMMITTEE

Members:          Messrs. Canepa, de Havenon, Parini, Raives
Number of
Meetings in 1997: 2
Function:         The Audit Committee reviews the work of the independent
                  and internal auditors, and the accounting principles and methods used in presenting financial results. In addition, the Audit Committee recommends the independent auditors to be nominated by the Board for stockholder approval at the annual meeting of stockholders. Mr.
                  Canepa served on the Audit Committee from January 1997 to May 1997.

COMMITTEE ON EXECUTIVE MANAGEMENT AND COMPENSATION

Members:          Messrs. Canepa, de Havenon, Parini
Number of
Meetings in 1997: 1
Function:         The Committee on Executive Management and Compensation
                  (the "Compensation Committee") makes recommendations to the Board of Directors regarding management incentives and employee retirement plans and recommends salary levels for the executive officers. The Compensation
                  Committee also reviews employee benefit programs for the Company.

EXECUTIVE COMMITTEE

Members:          Messrs. Antonini, Canepa, Kayne, Woudstra
Number of
Meetings in 1997: 2
Function:         The Executive Committee is authorized by the Company's
                  Bylaws to exercise all powers and authority of the Board of Directors in the management and affairs of the Company except to the extent that delegation is prohibited by law. The Executive Committee may consider or act upon matters requiring Board action during periods between Board meetings. All actions of the Executive Committee are reviewed by the Board at the next meeting after the action is taken.

INVESTMENT COMMITTEE

Members:          Messrs. Antonini, Canepa, Hall, Kayne, Woudstra
Number of
Meetings in 1997: 4
Function:         The Investment Committee recommends the Investment
                  Policy of the Company and reviews management's implementation of the policy.

NOMINATING COMMITTEE

Members:          Messrs. Canepa, Hall, Kayne
Number of
Meetings in 1997: 0
Function:         The Nominating Committee considers and proposes to the
                  Board of Directors suggestions as to qualified candidates for nomination to the Board and also proposes to the Board the slate of directors for submission to the stockholders at each annual meeting. The Nominating
                  Committee will consider nominees for election to the Board of Directors submitted by stockholders. The
                  Company's Restated Certificate of Incorporation provides that any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 days nor more than 135 days prior to the meeting; provided, that in the event that less than 130 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company's capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each proposed nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.


                         COMPENSATION OF DIRECTORS

     Non-employee directors receive a base retainer fee of $15,500 per year, plus $800 for each Board or committee meeting attended. If more than one meeting was held on the same day, the director received $800 for the first meeting and $400 for each subsequent meeting held that day. The Company also reimbursed its directors for travel, lodging and related expenses they incurred in attending Board and committee meetings.
Directors who also are employees of the Company or any of its subsidiaries receive no annual retainer and are not compensated for attendance at Board or committee meetings.

     In 1988, the Company adopted a pension plan for non-employee directors who have served a minimum of five years. Under the plan, a retired director is paid an amount equal to 50% of the current annual directors retainer fee for a period of years equal to the number of years served as a director, subject to a maximum of 10 years. On December 8, 1994, the Board adopted a resolution to terminate the pension plan; however, accrued benefits will be preserved for eligible directors even though no additional years of eligibility will accrue after May 1995.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to each person or entity known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of March 13, 1998 (except as noted in the footnotes):

                                            SHARES              PERCENT
NAME AND ADDRESS                         BENEFICIALLY             OF
OF BENEFICIAL OWNER                         OWNED              CLASS<FA>
-------------------                      ------------          ---------
Richard A. Kayne                         3,528,057<Fb>           12.8%
Kayne, Anderson Investment
Management, Inc.
1800 Avenue of the Stars
Suite 200
Los Angeles, California 90067

Cortland Associates, Inc.                3,263,019<Fc>           11.9%
800 Maryland Avenue
Suite 730
St. Louis, Missouri 63105

Albert O. Nicholas                       2,815,631<Fd>           10.2%
Nicholas Company, Inc.
700 North Water Street
Milwaukee, Wisconsin 53202

Arthur E. Hall                           2,089,350<Fe>            7.6%
1726 Cedar Wood Drive
Minden, Nevada 89428

First Chicago NBD Corporation            1,456,686<Ff>            5.3%
One First National Plaza
Chicago, Illinois 60670

-----------------------------

<Fa> The percent of class is based upon 27,524,531 shares of the Company's
     Common Stock outstanding on March 13, 1998. The figures have been adjusted to reflect the three-for-one stock split distributed on January 20, 1998.

<Fb> According to information provided to the Company by Richard A. Kayne, the shares are held as follows: 839,934 shares are held by Richard A. Kayne; 14,325 shares are held by Kayne Anderson Investment Management, Inc., a Nevada corporation ("KAIM, Inc."); 46,275 shares are held by KAIM Non-Traditional, L.P., a California limited partnership ("KAIM N-T, LP"); 2,614,278 shares are held by investment partnerships and other accounts managed by KAIM N-T, LP as investment adviser; and 13,245 shares are held by accounts managed by Kayne Anderson Investment Management, LLC, a California limited liability company


                                      -37-

     ("KAIM, LLC"), as investment adviser. Mr. Kayne is the president and majority stockholder of KA Holdings, Inc., a California corporation, which is the sole stockholder of KAIM, Inc. KAIM, Inc., is the general partner of KAIM N-T, LP. Mr. Kayne is also the administrative manager and majority member of KAIM, LLC. As a result of his positions and ownership, Mr. Kayne has shared voting and dispositive power with KAIM, Inc., over 14,325 shares; with KAIM N-T, LP over 2,660,553 shares; and with KAIM, LLC over 13,245 shares. Mr. Kayne claims beneficial ownership of the shares held by him directly, the 14,325 shares held by KAIM, Inc., and 87,103 of the shares held by KAIM N-T, LP for the investment partnerships, which shares represent Mr. Kayne's direct investment interest in such investment entities. Mr. Kayne disclaims beneficial ownership as to all other shares.

<Fc> According to Amendment No. 6 to Schedule 13G dated February 19, 1998, of Cortland Associates, Inc. ("Cortland"), an investment advisory firm registered under the Investment Advisers Act of 1940, Cortland claims sole dispositive power over 2,976,522 shares and sole voting power over 68,517 of such shares. Cortland claims shared voting power over 839,760 of such shares with Cortland's clients who beneficially own the 2,976,522 such shares. In addition, various principals of Cortland (or members of their families) also own directly or beneficially 286,497 additional shares. Cortland's Amendment No. 6 to Schedule 13G reported pre-stock split shares. The numbers reported above reflect the three-for-one stock split distributed on January 20, 1998.

<Fd> According to Amendment No. 6 to Schedule 13G dated February 10, 1998, of Nicholas Company, Inc., an investment adviser registered under the Investment Advisers Act of 1940, Nicholas Company, Inc. claims sole dispositive power over 2,769,131 shares. Nicholas Fund, Inc., an open-end management investment company registered under the Investment Company Act of 1940, claims sole voting power over 2,516,331 of such shares and Albert O. Nicholas, President, Director and majority shareholder of Nicholas Company, Inc., claims sole voting and dispositive power over 46,500 of such shares. Mr. Nicholas disclaims beneficial ownership of the other reported shares.

<Fe> According to information provided to the Company by Arthur E. Hall, the shares are held as follows: Valarian Associates, a Nevada limited partnership, owns 1,200,000 shares; Hallco, Inc., a Nevada corporation, owns 373,350 shares; A. E. Hall and Company, Money Purchase Plan, a qualified retirement plan ("Plan"), owns 195,000 shares; Hall Family Foundation, a Nevada non-profit corporation, owns 187,500 shares; and Joanne Ginn Hall Trust, a revocable trust ("Trust"), owns 133,500. Because of his positions as (i) the sole general partner of Valarian Associates, (ii) the President and majority stockholder of Hallco, Inc., (iii) the sole trustee and beneficiary of the Plan, (iv) the President of the Hall Family


                                      -38-

     Foundation and (v) one of two trustees of the Trust. Mr. Hall claims sole voting and dispositive power over 2,089,350 shares.

<Ff> According to Amendment No. 10 to Schedule 13G, dated January 30, 1998,
     First Chicago NBD Corporation ("NBD") beneficially owns, in a fiduciary capacity, 1,456,686 shares. NBD claims sole voting power over 1,395,042 shares, sole dispositive power over 231,057 shares and shared dispositive power over 1,168,977 shares.

                      SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of March 13, 1998, by each of the Company's directors and nominees for director, each named executive officer and all of the Company's directors and executive officers as a group:

                                             AMOUNT AND NATURE OF
                                   BENEFICIAL OWNERSHIP OF COMMON STOCK<FA>
                                -----------------------------------------------
                                   SOLE            SHARED
                                VOTING AND        VOTING OR          TOTAL           PERCENT
NAME OF                         DISPOSITIVE      DISPOSITIVE       BENEFICIAL          OF
BENEFICIAL OWNER                 POWER<FB>        POWER<FC>       OWNERSHIP<FB>     CLASS<FD>
----------------------          -----------      -----------      -------------     ---------
Richard L. Antonini              1,019,103           5,385         1,024,488          3.5%
John C. Canepa                       3,024              --             3,024          <F*>
Michael de Havenon                   1,500              --             1,500          <F*>
Arthur E. Hall                   2,089,350              --         2,089,350          7.2%
Jack J. Hannigan                   235,157              --           235,157          <F*>
David A. Heatherly                 129,257              --           129,257          <F*>
Richard A. Kayne                   839,934       2,688,123         3,528,057         12.2%
Larry J. Orange                    175,336              --           175,336          <F*>
Joseph A. Parini                     6,360              --             6,360          <F*>
Robert M. Raives                        --              --                --            --
Michael B. Targoff                 243,384              --           243,384          <F*>
F. Robert Woudstra                 104,098              --           104,098          <F*>
All directors and
  executive officers
  as a group                     4,927,055       2,693,688         7,620,743         26.3%
--------------------

<F*> Less than 1%



                                      -39-

<Fa> The number of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, may be considered to be otherwise beneficially owned by the person. The figures have been adjusted to reflect the three-for-one stock split distributed on January 20, 1998.

<Fb> These numbers include shares that may be acquired through the exercise of stock options granted under the Company's Non-Qualified Stock Option Plan within 60 days after March 13, 1998. The number of shares subject to stock options for each person is shown below:

          Mr. Antonini                             755,100
          Mr. Hannigan                             210,300
          Mr. Heatherly                            115,725
          Mr. Orange                               165,300
          Mr. Woudstra                              90,000
          All directors and executive
           officers as a group                   1,402,575

     The number of shares listed for Mr. Antonini does not include the proposed grant of 750,000 stock options, which is subject to stockholder approval. (See Proposal Number 4).

<Fc> These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or propriety right and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship. For a description of the beneficial ownership of shares claimed by Messrs. Kayne and Hall, see footnotes (d) and (e) under "Security Ownership of Certain Beneficial Owners."

<Fd> Percent of Class is based upon the 27,524,531 the Company's Common
     Stock outstanding on March 13, 1998 plus the 1,402,575 shares represented by options which may be exercised within 60 days of that date.

                          EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following Summary Compensation Table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 1997, by the Chief Executive Officer of the Company and each of the Company's four most highly compensated executive officers who served in positions other than Chief Executive Officer (the "named executive officers") at the end of the last completed fiscal year. The number of shares subject to awards of stock options have been adjusted to reflect the three-for-one stock split distributed in January 1998.

                        SUMMARY COMPENSATION TABLE
                                                                       LONG-TERM COMPENSATION
                                                                     --------------------------
                                                                       AWARDS           PAYOUTS
                                                                     ----------         -------
                                                                     SECURITIES                          ALL
                                           ANNUAL COMPENSATION       UNDERLYING                         OTHER
     NAME AND                              -------------------        OPTIONS/            LTIP         COMPEN-
PRINCIPAL POSITION            YEAR      SALARY<FA>      BONUS<FA>     SARS<FB>         PAYOUTS<FC>    SATION<FD>
------------------            ----      ----------      ---------     --------         -----------    ----------
Richard L. Antonini           1997       $563,196       $302,324             0<Fe>      $408,318       $71,283
President and Chief           1996        563,196         74,342             0           168,960        71,083
Executive Officer             1995        563,200        337,920       300,000           167,640        71,083

John J. Hannigan              1997       $222,732       $101,633             0          $129,185       $31,891
Executive Vice President      1996        222,732         24,991             0            60,138        31,691
                              1995        222,736        113,595        30,000            59,555        31,691

F. Robert Woudstra            1997       $218,544       $ 99,722             0          $126,756       $32,594
Executive Vice                1996        218,544         24,521             0            59,007        32,394
President and Treasurer       1995        218,545        111,458        30,000            58,434        32,394

David A. Heatherly            1997       $249,996       $104,198             0          $133,314       $34,341
Executive Vice President      1996        219,780         24,659             0            59,340        30,817
                              1995        219,774        112,085        30,000            58,763        30,816

Larry J. Orange               1997       $194,172       $ 88,601             0          $112,619       $30,361
Executive Vice President      1996        194,172         21,786             0            52,426        30,161
                              1995        194,169         99,026        30,000            51,754        30,161
------------------------

<Fa> The Salary and Bonus columns include any amounts the named executive officer may have deferred under the Company's 401(k) Savings Plan and non-qualified deferred compensation plans.

<Fb> In 1995, the Company amended its Non-Qualified Stock Option Plan deleting all provisions relating to SARs. During 1992, the named executive officers and other participants in the Company's Non-Qualified Stock Option Plan released all SARs granted to them in tandem with all prior option grants under the Non-Qualified Stock


                                      -41-

     Option Plan. No additional compensation was paid in return for release of the SARs.

<Fc> These amounts represent the value of awards made to the named executive officers under the Company's Long Term Incentive Plan ("LTIP"). The amounts include the value of Company Common Stock and cash awarded. The Employment Agreements covering the named executive officers provide for guaranteed payouts under the LTIP at target levels. For years commencing with 1993, the named executive officers have agreed to waive the guaranteed award under the LTIP, except in the event of the change in control of the Company or termination of employment.

<Fd> The compensation listed in this column for 1997 consisted of:  (i)
     Company contributions to the accounts of the named executive officers under the Company's 401(k) Savings Plan as follows: $3,200 each for Mr. Antonini; Mr. Hannigan; Mr. Woudstra; Mr. Heatherly; and Mr. Orange; (ii) Company contributions to the accounts of the named executive officers under the Company's defined contribution plans as follows: $61,952 for Mr. Antonini; $24,501 for Mr. Hannigan; $24,040 for Mr. Woudstra; $27,500 for Mr. Heatherly; and $21,359 for Mr. Orange; and (iii) payments made by the Company for the premiums on certain split-dollar life insurance policies as follows: $6,131 for Mr. Antonini; $4,190 for Mr. Hannigan; $5,354 for Woudstra; $3,641 for Mr. Heatherly; and $5,802 for Mr. Orange.

<Fe> Does not include the proposed grant of 750,000 stock options to Mr.
     Antonini, which is subject to stockholder approval.

STOCK OPTIONS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

     None of the named executive officers were granted any options during 1997. The following table sets forth information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 1997:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES
                                                             NUMBER OF                     VALUE OF UNEXERCISED
                          NUMBER                       SECURITIES UNDERLYING                  IN-THE-MONEY
                         OF SHARES                      UNEXERCISED OPTIONS                    OPTIONS AT
                         ACQUIRED                      AT FISCAL YEAR-END<FA>              FISCAL YEAR-END<FB>
                            ON           VALUE      ----------------------------      ----------------------------
NAME                     EXERCISE       REALIZED    EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
-------------------      ---------     ----------   -----------    -------------      -----------    -------------
Richard L. Antonini       150,387      $1,248,007     655,100         100,000         $9,158,293      $1,070,800
John J. Hannigan           58,905         499,270     200,300          10,000          2,968,379         107,080
F. Robert Woudstra         57,120         490,687      80,000          10,000            937,919         107,080
David A. Heatherly         58,905         393,598     105,725          10,000          1,394,964         107,080
Larry J. Orange            21,777         171,331     155,300          10,000          2,287,872         107,080
-------------------

<Fa> The Company's Non-Qualified Stock Option Plan authorizes grants for a total of 3,150,000 shares. As of March 13, 1998, the aggregate number of options granted and outstanding was 1,820,700 (not including the 750,000 option shares described in Proposal 4). The exercisable column includes all options vested as of December 31, 1997. The numbers of shares and options in the above table have been adjusted to reflect the three-for-one stock split distributed on January 20, 1998.

<Fb> Value of Unexercised In-the-Money Options is based on the fair market value of the Company's Common Stock on December 31, 1997, $23.375 per share, adjusted for the three-for-one stock split distributed on January 20, 1998.

<Fc> In the event of a dissolution or liquidation of the Company, the options will terminate on a date to be fixed by the Compensation Committee which shall not be less than 30 days following notice to the named executive officers of such date and the named executive officers shall be entitled to exercise all options (including unvested options) during such period following the notice. In the event of a merger or consolidation in which the Company is not the surviving corporation, a sale of all or substantially all of the assets of the Company or a sale, pursuant to an agreement with the Company, of securities of the Company as a result of which the Company becomes a wholly owned subsidiary of another company (a "Reorganization Event"), all outstanding options shall become immediately exercisable for a period to be determined by the Compensation Committee which shall not be less than 30 days following notice to the named executive officers of such date unless the agreement respecting such Reorganization Event specifically provides for the continuation or conversion of such


                                      -43-

     options, in which case such options shall be exercisable in accordance with the terms of such agreement.

LONG-TERM INCENTIVE AWARDS

     The Company has established a LTIP pursuant to which the Company may award cash and shares of restricted stock to plan participants conditioned upon the achievement of certain corporate goals over a three-year performance period.

     The following table sets forth certain information concerning awards of long-term compensation to the named executive officers during the last fiscal year:

                      LONG-TERM INCENTIVE PLAN-AWARDS
                            IN LAST FISCAL YEAR
                             NUMBER OF     PERFORMANCE
                              SHARES,        OR OTHER        ESTIMATED FUTURE PAYOUTS UNDER
                               UNITS       PERIOD UNTIL      NON-STOCK PRICE-BASED PLANS<FC>
                             OR OTHER       MATURATION      ----------------------------------
NAME                        RIGHTS<FA>     OR PAYOUT<FB>    THRESHOLD     TARGET      MAXIMUM
-------------------         ----------     -------------    ---------    --------     --------
Richard L. Antonini           12,228         3 years        $140,800     $281,600     $422,400
John J. Hannigan               3,869         3 years          44,500       89,100      133,600
F. Robert Woudstra             3,796         3 years          43,700       87,400      131,100
David A. Heatherly             3,992         3 years          50,000      100,000      150,000
Larry J. Orange                3,373         3 years          38,800       77,700      116,500
------------------

<Fa> The LTIP provides for awards based on the Company's return on stockholders' equity ("ROE") over three-year periods. A new three-year plan starts each year with a ROE goal set for the next three-year period. The number in the table represents the number of shares of Common Stock awarded in January of 1998 for the three-year plan 1995 through 1997. The value of the LTIP awards, including the value of these shares based on the market value of the Company's Common Stock at year end 1997 as well as amounts paid in cash are included in the Summary Compensation Table. The numbers of shares is adjusted to reflect the three-for-one stock split distributed on January 20, 1998.

<Fb> LTIP Awards are determined and paid after the end of each three-year period and the participant must be employed by the Company at the end of the applicable three-year period. Although awards are fully vested


                                      -44-

     upon issuance, Common Stock issued is restricted for resale during an additional three-year period after payment. However, in the event of termination of employment, the resale restriction lapses. The participant is entitled to dividends and may vote the shares of Common Stock awarded under the LTIP.

<Fc> The Estimated Future Payouts column includes the ranges of annual payments that could be earned depending on the ROE result over a three-year performance period and the above estimate is based on 1997 salary level. The actual payout is based on a percentage of the participant's average annual base salary over the three-year period. Awards made under the LTIP to the named executive officers are included in the Summary Compensation Table. Except as noted below, no awards are paid under the LTIP unless the ROE equals or exceeds the Threshold ROE. The award is paid 70% in Common Stock of the Company and 30% in cash. The number of shares paid is determined by multiplying the actual payout by 70% and dividing that product by the market value of the Common Stock on December 31 of the third year of the applicable three-year period. However, under Employment Agreements between the named executive officers and the Company, the named executive officers' payments under the LTIP could be greater than the payment based on the actual ROE in the event of a change in control of the Company or termination of the executive, in which case the named executive officer would be entitled to no less than the Target payout.

MONEY PURCHASE PENSION AND SAVINGS PLANS

     The Company has a tax-qualified defined contribution Money Purchase Pension Plan and a Profit-Sharing Retirement Savings Plan (the "Pension Plan") for all full-time employees after they have completed one year of service. The Pension Plan serves as a retirement income program for longer service employees. The contribution to the Pension Plan in 1997 was equal to 11%, less forfeitures, of the base salary of all eligible employees. Employees become 30% vested after three years and become vested an additional 10% after four years and an additional 20% per year thereafter. All of the named executive officers are 100% vested under the Pension Plan. Distributions are made pursuant to the Pension Plan only upon the termination of employment, retirement or death of the employee. Named executive officers participate on the same basis in the Pension Plan as other employees.

     The Company maintains a 401(k) Savings Plan (the "Savings Plan") for all full-time employees after they have completed one year of service. In 1997 the Savings Plan provided for a Company-paid matching contribution of $.50 for each $1.00 of employee elective contribution, up to a maximum of 4% of the employees' eligible compensation. Elective contributions also are limited by the Code, to an annual limit (indexed), which was $9,500 for 1997. The funds in the Pension Plan and Savings Plan are invested in equity (other than the Company's stock) and bond funds at the election of the participant. The Company-paid matching contributions under the Savings Plan become 100% vested immediately upon contribution. The Savings Plan balances generally are paid at the participant's termination of employment or retirement. Under the Savings Plan, a participant may request a loan against his or her Savings Plan balance for certain defined purposes. The Company-paid contributions for the named executive officers under the Pension Plan and Savings Plan are reflected in the Summary Compensation Table and noted at footnote (d) to said table.

RETIREMENT SUPPLEMENT PLAN

     The Company's non-qualified Retirement Supplement Plan ("SERP") provides a participant with retirement income equal to a percentage of the participant's Final Average Earnings (defined as the participant's average base salary for the highest three of the last five years of employment). The participant is eligible for early retirement at 55 years of age provided the participant has a minimum of 10 years of service with the Company or after 20 years of service regardless of the participant's age at the time of retirement. The annual retirement income payable under the SERP is a percentage of the participant's Final Average Earnings determined by reference to the participant's age and length of service with the Company. The maximum percentage is 60%, and is available for those participants who have at least 20 years of service with the Company and are at least 65 years of age at retirement. For those participants who have not attained 20 years of service and have not reached the age of 65 at retirement, the 60% maximum is reduced by two percentage points for each year of service less than 20 years and one percentage point for each year that the retirement age is less than 65. The following table shows examples of income under the SERP (before taking into account any offset of amounts paid under the Pension Plan, at the date of the participant's retirement as described below) assuming an eligible participant retires at age 65:

                     RETIREMENT SUPPLEMENT PLAN TABLE
                                                   YEARS OF SERVICE
                                          -----------------------------------
FINAL AVERAGE REMUNERATION                   10           15       20 OR MORE
--------------------------                --------     --------    ----------
     $200,000 . . . . . . . . . . .       $ 80,000     $100,000     $120,000
      300,000 . . . . . . . . . . .        120,000      150,000      180,000
      400,000 . . . . . . . . . . .        160,000      200,000      240,000
      500,000 . . . . . . . . . . .        200,000      250,000      300,000
      600,000 . . . . . . . . . . .        240,000      300,000      360,000
      700,000 . . . . . . . . . . .        280,000      350,000      420,000

     For the named executive officers, the covered compensation is reported in the "Salary" column of the Summary Compensation Table and estimated credited years of service are as follows: Mr. Antonini - 28 years; Mr. Woudstra - 25 years; Mr. Hannigan - 14 years; Mr. Heatherly - 14 years; and Mr. Orange - 28 years.

     The Company's obligation under the SERP, however, is offset by the amount vested in the participant's Pension Plan Account (but excluding any amounts attributable to the Savings Plan). No deduction is made for Social Security benefits. In the event that the Participant's Pension Plan Account (excluding any amounts attributable to the Savings Plan), will not provide the eligible level of retirement income, the SERP will make up the shortfall.

     The SERP also provides certain benefits payable in the event of death, disability, involuntary termination without cause (after 20 years of service or 10 years of service and at least three years as a SERP participant) or termination of employment within 12 months following a "change in control." A "change in control" is defined in the SERP as: a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or any employee benefit plan maintained by the Company; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under
Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period) or (iii) all or substantially all of the assets of the Company are liquidated, sold or distributed.

     A "change in control" benefit is calculated in the same manner as a normal retirement benefit under the SERP, except that no reduction is made for years of service less than 20 nor age less than 65. No payment can be made under the SERP upon a "change in control" which would constitute an "excess parachute payment" in accordance with Section 280G of the Code. Notwithstanding the above, the benefits due under the SERP may be supplemented for certain executive officers pursuant to the terms of the Employment Agreements described below.

     The benefits under the SERP, if any, are paid in the form of an annuity, except that the SERP provides for cash lump sum payments in the event of death, retirement, involuntary termination without cause or termination of employment within 12 months following a change in control.

EXECUTIVE STOCK PURCHASE PLAN

     On January 8, 1980, Mr. Antonini, the Company's President, Chief Executive Officer and Chairman of the Board, purchased from the Company 30,000 shares of its Common Stock. The purchase was made pursuant to requirements established by the Board of Directors upon the recommendation of the Compensation Committee. The fair market value of the stock on the date of purchase was $15.50 per share, for an aggregate of $465,000. The purchase price was $1.00 per share, for an aggregate of $30,000, and a bargain element of $14.50 a share, for an aggregate of $435,000, which must be paid by Mr. Antonini to the Company when he sells the stock, terminates employment or reaches age 60. The stock is restricted as to its transferability, and the Company has retained a right of first refusal to purchase the stock. On June 17, 1983, the Company exercised its right of first refusal and purchased 8,000 shares from Mr. Antonini at the then current market price of $52.00 for an aggregate purchase price of $416,000. Mr. Antonini paid the Company $116,000 of that amount for the bargain element. Adjusting the above for the 1983 three-for-two and 1998 three-for-one stock splits, 99,000 shares are subject to the executive stock purchase plan for Mr. Antonini. The adjusted bargain element is $3.223 per share, for an aggregate amount of $319,000 remaining to be paid.


                           EMPLOYMENT AGREEMENTS

EMPLOYMENT AGREEMENTS

     Effective January 1, 1990, the Company entered into employment agreements (the "Employment Agreements") with the five named executive officers. The Employment Agreements provide for a period of employment continuing until the third anniversary of any change in control. The definition of change in control used in the Employment Agreements is the same as is contained in the SERP as described above. The Employment Agreements specify that the then current base salary of the named executive officers (set forth in the Summary Compensation Table) plus increases in base salary comparable to those awarded in the ordinary course of business to other key executives will be maintained through the term. The Employment

Agreements provide that the named executive officers continue to receive benefits at current levels and bonuses under the Company's employee benefit plans, with bonus payouts guaranteed at the Target level in the event of a change in control or the termination of the executive's employment.

     If any of the named executive officers, other than Mr. Antonini, is terminated without "cause" (as defined in the Employment Agreements) or resigns as a consequence of the Company's "substantial breach" (generally, a failure to pay compensation due, a relocation of the executive or a failure to secure assumption of the Employment Agreement by a successor), then the executive will be entitled to, among other things, continuation of salary, bonus and benefits through the end of the term (not in excess of three years), and payment of all amounts due under benefit plans (including the SERP) without regard to any limit intended to avoid "excess parachute payments" within the meaning of Section 280G of the Code. Further, in the event any payments under the Employment Agreements or any other benefit plan constitute excess parachute payments, the executives will be reimbursed for any excise taxes payable under the Code. The named executive officers, other than Mr. Antonini, are obligated to make reasonable efforts to mitigate damages by seeking comparable employment, and amounts received from a successor employer will reduce the salary and benefits owed to the executive by the Company.

     The consequences of termination under Mr. Antonini's Employment Agreement are generally the same as for the other named executive officers above, except that, among other things, upon termination of employment for any reason, Mr. Antonini will receive benefits under the SERP and other plans in accordance with their terms without regard to any Section 280G cap contained in the Code, and Mr. Antonini is entitled to receive full severance in the event of a resignation for "good reason" (defined as a diminution of Mr. Antonini's status or duties or a good faith dispute with the Board of Directors over the Company's business plan or policies).


                   REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors makes recommendations to the Board of Directors regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is that the Company maintains an executive compensation program to help the Company attract, retain and motivate the executive resources it needs to maintain its industry leadership and maximize returns to stockholders. Key to the executive compensation program are initiatives which vary rewards with performance and build a foundation for stock ownership commitments by executives. Variable compensation programs are an important component of reward systems throughout the Company and compensation for all employees will vary, to some degree, based on Company performance. The Compensation Committee consists of three directors, none of whom is a current or former employee of the Company or its subsidiaries.

     The Omnibus Budget Reconciliation Act of 1993 provides a limitation on the ability of a publicly held corporation to receive a federal income tax deduction on compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any other named executive officer of the Company, subject to certain exceptions. The Compensation Committee will consider ways to maintain the tax deductibility of executive compensation while retaining the discretion the Compensation Committee needs to compensate executive officers in a manner commensurate with performance and to provide the incentives and motivations which it believes should be in place for the benefit of the Company in the competitive environment for executive talent.

EXECUTIVE COMPENSATION PROGRAM POLICIES

     To achieve its stated goal, the Company has developed the following executive compensation policies:

          (i) The Company will provide levels of executive compensation that are competitive with those provided by the Company's competitors (as defined below);

          (ii) The Company will provide incentive compensation for executives that varies in a consistent and predictable manner with the financial performance of the Company; and

          (iii) The Company will provide programs which enable executives to achieve significant ownership positions to reinforce the link between executive and stockholder interests.

SALARY AND BONUS

     To attract and retain well-qualified executives, it is the Committee's policy to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries of senior executives are determined by the Committee by comparing each executive's position with similar positions in companies of similar type, size and financial performance. Although some of the companies included in the peer index used in the graph of cumulative total stockholder return are among the companies that the Company uses for comparison, the Company's analysis is not limited to those companies since the Company competes for talent with a wide range of corporations. In general, the Committee has targeted salaries to be at the median of base salaries paid for comparable positions by the comparable companies. Other factors considered by the Committee are the executive's performance, the executive's current compensation and the Company's performance. Although the Committee does not give specific weight to any particular factor, the most weight is given to the executive's performance and a significant but lesser weight generally is given to the comparative data. The last competitive study performed for the Company's executive officers was completed in December of 1996. At that time, base salary levels of the executive officers were, on average, slightly below the median, while cash bonus levels for 1997 were uniformly below the median level of those paid by comparable companies. As a result of this study, the Committee decided to increase the potential opportunity levels under the LTIP starting with the payout for the 1995-1997 three-year plan. With this change, the Committee believes that the total compensation packages of the executive officers reflect both corporate and individual results and is competitive as compared to comparable companies.

INCENTIVE COMPENSATION

     The Company's incentive plans are designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's financial performance.

     The LTIP provides awards based on achievement of performance goals measuring return on stockholders equity over a three-year period. For the three-year period 1995-1997, the Company's ROE nearly reached the maximum goal and the awards were paid accordingly. In December 1994, to more closely link executive compensation with stockholder interests, the Committee amended the LTIP and awards are now paid 70% in Company Common Stock. This change took effect starting with the LTIP award paid in 1995 for the three-year period 1992-1994.

     The Annual Incentive Plan bases its payout on performance against objective annual performance goals, including the combined loss and expense ratio of the Company's property and casualty insurance group, the Company's earnings per share and other objective criteria. The Compensation Committee approves the objective performance goals each year before the commencement of the calendar year to which they relate. For the Chief Executive Officer and the other named executive officers, awards under the Annual Incentive Plan for 1997 were weighted against actual Company performance with 20% based on written premium, 30% based on combined loss and expense ratio and 50% based on earnings per share. For 1997, the Company's result for written premium was between the minimum and target goal, while the Company achieved the maximum goals for both the combined loss and expense ratio and earnings per share. Therefore the payouts under the Annual Incentive Plan were made accordingly.

STOCK OPTIONS AND EQUITY-BASED INCENTIVE PLANS

     Awards under the Company's stock option and equity-based incentive plans are designed to encourage long-term investment in the Company by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The Compensation Committee believes stock ownership by management has been proven to be beneficial and stock awards have been granted by the Company to executives and other key employees pursuant to various equity-based plans for several decades. The Compensation Committee administers all aspects of these plans and reviews, modifies (to the extent appropriate) and takes final action on any such awards.

     Under the Company's stock option plans, the Compensation Committee may grant to executives and other key employees options to purchase shares of stock. The Compensation Committee reviews, modifies (to the extent appropriate) and takes final action as to the key employees to be granted options and the amount, timing, price and other terms of the options. All of the options granted have been Nonqualified Options with an exercise price equal to the market price of Common Stock on the date of the grant.

     In determining the number of options to be awarded to an executive, the Compensation Committee considers the recommendations of management, the individual performance of the executive and the number of shares previously awarded to and exercised by the executive. As a general practice, both the number of shares granted increase in some proportion as the level of an executive's responsibility increases.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

     In May 1995, the Compensation Committee decided to freeze Mr. Antonini's base salary at the 1994 level of $563,200 until 1998. In conjunction with the salary freeze, the Compensation Committee recommended the award of 100,000 stock options to Mr. Antonini under the Company's Non-Qualified Stock Option Plan on May 5, 1995 with an exercise price equal to the market price on that date. Mr. Antonini and the other named executive officers covered by Employment Agreements voluntarily waived annual salary increase guarantees under the Employment Agreement, unless a change in control or termination occurs which would reinstate the guarantee.

     Mr. Antonini's cash bonus of $302,324 for 1997 was consistent with measurement of the Company's performance on written premium, combined ratio and earnings per share under the terms of the Annual Incentive Plan. Mr. Antonini and the other executives covered by Employment Agreements had agreed to voluntarily waive provisions guaranteeing awards under the Annual Incentive Plan for 1992 and future years, unless a change in control or termination occurs which would reinstate the guarantee. Mr. Antonini received an award of $408,318 under the LTIP in 1997. This award was paid 70% in the Company's Common Stock and 30% in cash. Mr. Antonini and the other executives covered by Employment Agreements have voluntarily waived provisions guaranteeing LTIP awards for 1993 and future years, unless a change in control or termination of employment occurs which would reinstate the guarantee. The waiver of guarantees enhances the relationship between the performance of the Company and future earnings of the executives, and provides linkage with the incentive programs for all employees.

     During 1997, Mr. Antonini's base salary and bonus was slightly below the median of base salaries paid by companies included in the survey group to chief executive officers.

     Subject to approval by the Company's stockholders, the Company has granted Mr. Antonini an option to purchase 750,000 shares of Common Stock. See Proposal 4.

     All actions and recommendations of the Compensation Committee attributable to 1997 compensation were unanimous and all recommendations were approved and adopted by the Board of Directors without modification.

                              Respectfully submitted,

                              Michael de Havenon
                              John C. Canepa
                              Joseph A. Parini

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Richard L. Antonini is a Director of Old Kent Financial
Corporation and Old Kent Bank and Trust Company. The Company has various banking relationships with Old Kent Bank and Trust Company including depository and lending accounts, all of which have been entered into in the regular course of business.

     Kayne Anderson Investment Management, LLC and KAIM Non-Traditional, L.P. (collectively "Kayne Anderson"), holders of more than 5% of the Company's outstanding common stock, have investment advisory agreements with the Company. During 1997, Kayne Anderson earned $905,014 in fees under these agreements. Mr. Richard A. Kayne, a director of the Company, is the majority stockholder (through KA Holdings, Inc.), President, Chief Executive Officer and a Director of Kayne, Anderson Investment Management, Inc., the General Partner and majority owner of KAIM Non-Traditional, L.P. Mr. Kayne is also administrative manager and majority member of Kayne Anderson Investment Management, LLC and the majority stockholder, President, Chief Executive Officer and a Director of K.A. Associates, Inc., a registered broker dealer. During 1997, the Company paid K.A. Associates, Inc. approximately $139,898 as commissions for executing certain securities transactions for the Company.

     Mr. Robert M. Raives was a partner in the law firm of Rosenman & Colin from 1993 until July 1997. The Company has retained this law firm and may continue to do so in the future for certain legal matters.

     Mr. Arthur E. Hall is a financial analyst and investment manager. In the course of his business, Mr. Hall provides investment advice to Kayne Anderson in connection with Kayne Andersons' management of certain investments for the Company. During 1997, Mr. Hall was paid $116,205 by Kayne Anderson for such investment advisory services Mr. Hall provided to Kayne Anderson with respect to the investments managed by Kayne Anderson for the Company.


                      STOCK PERFORMANCE GRAPH<F1><F2>

     The following graph below summarizes the cumulative total stockholder return on the Company's Common Stock compared to the Standard & Poor's 500 Index and the Value Line P&C Insurance Group as of December 31st of the applicable year. The graph assumes an investment of $100 on January 1, 1992. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The index of peer companies was constructed by Value Line Publishing and consists of the companies listed in the footnote to the graph below. In constructing the peer index, the return of each peer group company was weighted according to its respective stock market capitalization at the beginning of each period indicated.

                    COMPARISON OF FIVE-YEAR CUMULATIVE
                         TOTAL STOCKHOLDER RETURN












                                  [GRAPH]











-----------------
[FN]
<F1> The new index of peer companies consists of:  20th Century Industries;
     Ace Limited; Allmerica Financial Corp.; Allstate Corp.; American Financial Group, Inc.; Berkley (WR) Corp.; Chubb Corp.; Cincinnati Financial Corp.; Fremont Corp.; Frontier Insurance Group, Inc.; Gainsco, Inc.; General RE Corp.; Hartford Financial Services Group, Inc.; HSB Group, Inc.; Markel Corp.; Mercury General Corp.; NAC RE Corp.; Ohio Casualty Corp.; Old Republic International Corp.; Orion Capital Corp.; Progressive Corp-Ohio; Safeco Corp.; Selective Insurance Group, Inc.; St. Paul Cos; Transatlantic Holdings, Inc.; USF&G Corp.

<F2> The old index of peer companies consists of:  20th Century Industries;
     Ace Limited; Allstate Corp.; American Financial Group, Inc.; Berkley
     (WR) Corp.; Chubb Corp.; Cincinnati Financial Corp.; CNA Surety Corp.; Fremont General Corp.; Frontier Insurance Group, Inc.; Gainsco, Inc.; Geico Corp.; General RE Corp.; Hartford Financial Services Group, Inc.; HSB Group, Inc.; NAC RE Corp.; National RE Corp.; Ohio Casualty Corp.; Old Republic International Corp.; Orion Capital Corp.; Progressive Corp-Ohio; Safeco Corp.; Selective Insurance Group, Inc.; St. Paul Cos; Transatlantic Holdings, Inc.; USF&G Corp.

     The dollar values for total stockholder return plotted in the graph above are shown in the table below:

                                                           NEW           OLD
                            FOREMOST         S&P        VALUE LINE    VALUE LINE
FISCAL YEAR-END            CORPORATION    500 INDEX     P&C GROUP     P&C GROUP
---------------            -----------    ---------     ----------    ----------
1992 . . . . . . . . .       $100.00       $100.00       $100.00       $100.00
1993 . . . . . . . . .        107.10        110.08         99.60         97.50
1994 . . . . . . . . .        114.69        111.53         95.04         93.04
1995 . . . . . . . . .        167.08        153.45        136.38        133.25
1996 . . . . . . . . .        201.34        188.68        166.75        163.20
1997 . . . . . . . . .        238.45        251.63        249.25        242.61

       RATIFICATION OF BDO SEIDMAN AS INDEPENDENT AUDITORS FOR 1998
              (Proposal Number 6 on the Enclosed Proxy Card)

     The Board of Directors has reappointed the firm of BDO Seidman, LLP as independent auditors of the Company for the year ending December 31, 1998.

     BDO Seidman, LLP has audited the Company and its subsidiaries since 1967. It is anticipated that representatives of BDO Seidman, LLP will be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders. In the event of a negative vote on this proposal, the Board of Directors may allow their resolution appointing BDO Seidman, LLP as independent auditors of the Company for 1998 stand unless the Board finds other compelling reasons for making a change. Disapproval of this resolution will be considered as advice to the Board to select other independent auditors for the year beginning January 1, 1999.

             YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
         FOR RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of shares of Common Stock of the Company.

Directors, officers and greater than 10% holders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company or written representations from certain reporting persons that no reports on Form 5 were required for those persons during the fiscal year ended December 31, 1997, the Company believes that its officers and directors complied with all applicable filing requirements during the Company's last fiscal year.


                           STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 annual meeting of stockholders must be received by the Company not later than November 25, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals of stockholders should be made in accordance with Securities and Exchange Commission Rule 14a-8 and should be addressed to the attention of the Secretary of the Company, Post Office Box 2450, Grand Rapids, Michigan 49501.


                         AVAILABILITY OF FORM 10-K

     The Company will furnish without charge to each stockholder receiving a proxy statement, upon the written request of such person, a copy of the Company's Annual Report for 1997 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission. Written requests for such copies should be directed to Ms. Cathy O'Brien, Corporate Legal Assistant, Foremost Corporation of America, P.O. Box 2450, Grand Rapids, Michigan 49501.


                          SOLICITATION OF PROXIES

     Solicitation of proxies will be made initially by mail. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. Proxies may be solicited by nominees and other fiduciaries who mail materials to or otherwise communicate with the beneficial owners of shares held by them. The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy materials to beneficial owners. [The Company has engaged Corporate Investor Communications, Inc., at an estimated cost of $_________, plus expenses and disbursements, to assist in solicitation of proxies.]

                              By Order of the Board of Directors


                              Paul D. Yared
                              Senior Vice President, Secretary
                                 and General Counsel

March 25, 1998

PROXY CARD


                      FOREMOST CORPORATION OF AMERICA
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD APRIL 30, 1998

P
     The undersigned acknowledges receipt of the Notice of Annual
R Meeting and Proxy Statement for the Annual Meeting of Stock-holders of Foremost Corporation of America to be held on
O    April 30, 1998, and hereby appoints Richard L. Antonini and
     F. Robert Woudstra, or any of them, attorneys and proxies of
X the undersigned, each with full power of substitution, to vote all shares of the undersigned in Foremost Corporation of
Y America at such Annual Meeting, and at any adjournment thereof, for the purpose of acting upon the proposals referred to below, and of acting in their discretion upon such other matters as may properly come before the meeting.

     Election of four (4) Class I Directors
     Nominees:
     Michael de Havenon, Robert M. Raives
     Michael B. Targoff, F. Robert Woudstra    (Change of address)

                                             __________________________
                                             __________________________
                                             __________________________
                                             __________________________
                                             (If you have written in
                                             the above space, please
                                             mark the corresponding box
                                             on the reverse side of
                                             this card)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy cannot vote your shares unless you sign and return this card.

                                     SEE REVERSE SIDE

                                                  SHARES IN YOUR NAME
[X] Please mark your votes
    as in this example.

                                                    FOR   WITHHELD   ABSTAIN
1.   Election of Directors (see reverse)            [ ]     [ ]        [ ]

2.   Approval of amendment to                       [ ]     [ ]        [ ]
     Restated Certificate of Incorporation
     to increase the number of authorized
     shares of Common Stock

3.   Adoption of Agreement and Plan of Merger       [ ]     [ ]        [ ]
     which would cause Foremost to become a
     Michigan corporation

4.   Approval of the Stock Option Plan of 1998      [ ]     [ ]        [ ]

5.   Approval of a form of indemnity agreement      [ ]     [ ]        [ ]
     for the Company's directors and officers

6.   Ratification of BDO Seidman, LLP               [ ]     [ ]        [ ]
     as independent auditors for 1998

For, except vote withheld from the
following nominees(s):
----------------------------------

                                  Change of Address         [ ]

                                  Attend Meeting            [ ]


SIGNATURE(S)__________________________  DATE__________________________

SIGNATURE(S)__________________________  DATE__________________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by its president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                APPENDIX A

                       AGREEMENT AND PLAN OF MERGER

                                    OF

                      FOREMOST CORPORATION OF AMERICA
                         (a Delaware corporation)

                                    AND

                       FOREMOST CORPORATION-MICHIGAN
                         (a Michigan corporation)


          THIS AGREEMENT AND PLAN OF MERGER (the "PLAN OF MERGER") is made and entered into by and between FOREMOST CORPORATION OF AMERICA ("FOREMOST" or the "DELAWARE CORPORATION"), a Delaware corporation, and its wholly owned subsidiary, FOREMOST CORPORATION-MICHIGAN ("FOREMOST-MICHIGAN" or the "MICHIGAN CORPORATION"), a Michigan corporation.

          The total number of shares of stock which the Michigan Corporation has or will have authority to issue consists or shall consist of 70,000,000 shares of Common Stock, par value $1.00 per share, of which 100 shares are issued and outstanding and held by the Delaware Corporation as of the date hereof and 10,000,000 shares of Preferred Stock, without par value, of which no shares are outstanding. Each outstanding share of Common Stock of the Michigan Corporation is entitled to one vote on any matter submitted to the vote of the shareholders of the Michigan Corporation.

          The total number of shares of stock which the Delaware Corporation has authority to issue consists of 35,000,000 shares of Common Stock, par value $1.00 per share, of which _____________ shares are issued and outstanding at the date hereof. Each outstanding share of Common Stock of the Delaware Corporation is entitled to one vote on any matter submitted to the vote of the stockholders. Additional shares of capital stock of the Delaware Corporation may be issued, and outstanding shares may be retired before the effective date of the Merger if authorized by action of the Board of Directors or upon the exercise of previously issued stock options. The Delaware Corporation does not have authorized preferred stock.

          The Board of Directors of Foremost and Foremost-Michigan deem it in the best interests of said corporations and the stockholders of Foremost to merge Foremost into Foremost-Michigan pursuant to the provisions of the Michigan Business Corporation Act and Delaware General Corporation Law upon the terms and conditions set forth in this Plan of Merger.

          IN CONSIDERATION of the foregoing and of the agreements, covenants and provisions contained in this Plan of Merger, the Michigan Corporation and the Delaware Corporation hereby agree as follows:


                            ARTICLE I - GENERAL

          Foremost and Foremost-Michigan (the "CONSTITUENT CORPORATIONS") shall be merged into a single corporation, in accordance with the provision of the laws of the State of Michigan and the State of Delaware by merging Foremost into Foremost-Michigan, which shall survive the Merger and thereafter be named "Foremost Corporation of America."


                       ARTICLE II - THE TRANSACTION

          When the Merger shall become effective, all in accordance with, and as provided in, the provisions of this Plan of Merger and the applicable provisions of the laws of the State of Michigan and the State of Delaware (such time being hereinafter referred to as the "EFFECTIVE DATE OF THE MERGER"):

     1. The Constituent Corporation shall be a single corporation which shall be Foremost-Michigan (the "SURVIVING CORPORATION"), and the separate existence of Foremost shall cease.

     2. The Surviving Corporation shall thereupon and thereafter have all rights, privileges, immunities and powers and be subject to all the duties and liabilities of a corporation under Michigan law and shall have and possess all the rights, privileges, immunities and franchises, public or private, of each of the Constituent Corporations.

     3. All property, real, personal and mixed, all debts due on whatever account, including subscriptions to shares, all rights of actions and all other assets or interests of any description of or belonging to or due to each of the Constituent Corporations shall be deemed to be transferred and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired because of such Merger.

     4. The Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each of the Constituent Corporations and all debts, liabilities and duties of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred and or contracted by it; a claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if such Merger had not taken place or the Surviving Corporation may be substituted in the place of such Constituent Corporation; and the rights of creditors and any lien upon the property of the Constituent Corporations shall not be impaired by such Merger.

     5. All corporate acts, policies, agreements, arrangements, approvals and authorizations of the Delaware Corporation, its stockholders, Board of Directors and committees thereof, officers and agents, which were valid and effective immediately before the effective date of the Merger shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to the Delaware Corporation.

     6. The employees and agents of Foremost on the effective date of the Merger shall become the employees and agents of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Foremost.

     7. The Bylaws of Foremost-Michigan as existing and constituted on the effective date of the Merger shall be and constitute the Bylaws of the Surviving Corporation until the same are altered or amended.

     8. The directors of Foremost on the effective date of the Merger shall be and constitute the directors of the Surviving Corporation for the same terms to which they were elected as directors of Foremost until their successors are elected in accordance with law and the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation.

     9. The officers of Foremost in office on the effective date of the Merger shall be and constitute the officers of the Surviving Corporation until their successors are elected or they are removed from office by the Board of Directors of the Surviving Corporation, in accordance with law and the provisions of the Bylaws of the Surviving Corporation.


                  ARTICLE III - ARTICLES OF INCORPORATION

          On the effective date of Merger, the Articles of Incorporation of Foremost-Michigan shall be amended and restated to read in their entirety as set forth in EXHIBIT A attached hereto. From and after the effective date of the Merger, such Articles of Incorporation, as restated, shall be and constitute the Restated Articles of Incorporation of the Surviving Corporation until the same are altered or amended.


                     ARTICLE IV - CONVERSION OF SHARES

          The manner and basis of converting the shares of each of the Constituent Corporations into shares of the Surviving Corporation are as follows:

     1. On the effective date of the Merger, each of the 100 issued and outstanding shares of Common Stock of Foremost-Michigan, par value $1.00 per share, all owned by Foremost, shall thereupon, and without the surrender of stock certificates or any other action, be canceled.

     2. On the effective date of the Merger, each of the issued and outstanding shares of Common Stock of the Delaware Corporation, par value $1.00 per share, shall thereupon, and without the surrender of stock certificates or any other action, be converted into one fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation. Each holder of shares of Common Stock of the Delaware Corporation outstanding immediately before the effective date of the Merger shall, upon such conversion, hold one share of Common Stock of the Surviving Corporation for each such share of Common Stock of the Delaware Corporation held.

     3. On the effective date of the Merger, each owner of an outstanding certificate or certificates evidencing shares of Common Stock of the Delaware Corporation, par value $1.00 per share, may, but shall not be required to (except as set forth below), surrender such certificate or certificates to the Surviving Corporation and, upon such surrender, to receive in exchange therefor a certificate or certificates evidencing the number of shares of Common Stock of the Surviving Corporation, par value $1.00 per share, represented by the surrendered certificate. Until so surrendered, each outstanding certificate which, before the effective date of the Merger, evidenced shares of Common Stock of the Delaware Corporation shall be deemed, for all corporate purposes, to evidence the ownership of the number of full shares of Common Stock of the Surviving Corporation into which the shares of the Common Stock represented by such certificates shall have been converted as aforesaid.


                    ARTICLE V - ASSETS AND LIABILITIES

          Upon the effective date of the Merger, (1) the respective assets of the Delaware Corporation and the Michigan Corporation shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such assets shall have been carried on their respective books immediately before the effective date of the Merger, except as provided in this Plan of Merger with respect to the cancellation of the shares of the Michigan Corporation outstanding before the effective date of the Merger;
(2) the respective liabilities and reserves of the Delaware Corporation and the Michigan Corporation (excluding Common Stock, other paid-in capital and retained earnings) shall be taken up or continued on the books of the Surviving Corporation in the amounts at which such liabilities and reserves shall have been carried on their respective books immediately before the effective date of the Merger; and (3) the Common Stock, other paid-in capital and retained earnings of the Delaware Corporation shall be taken up on the books of the Surviving Corporation as Common Stock, other paid-in capital and retained earnings, respectively, in the amount at which the same shall be carried on the books of the Delaware Corporation immediately before the effective date of the Merger.


                       ARTICLE VI - FURTHER ACTIONS

           The Delaware Corporation shall, from time to time, as and when requested by the Surviving Corporation or its successors or assigns, execute and deliver or cause to be executed and delivered such deeds, instruments, assignments or assurances as the Surviving Corporation may deem necessary or desirable to vest in and confirm to the Surviving Corporation title to and possession of any property or rights of the Delaware Corporation acquired or to be acquired by reason of or as a result of the Merger, or otherwise to carry out the purposes of this Plan of Merger, and any person who, immediately before the Merger became effective, was an officer or director of the Delaware Corporation is hereby fully authorized in the name of the Delaware Corporation to execute any and all such deeds, instruments, assignments or assurances, or to take any and all such action.


               ARTICLE VII - CONDITIONS PRECEDENT TO MERGER

          All obligations of the parties under this Plan of Merger are subject to the fulfillment (or waiver in writing by a fully authorized officer of the party entitled to the benefit of the applicable condition) of each of the following conditions:

     1. The holders of a majority of the shares of Common Stock of the Delaware Corporation must have voted for adoption of the Plan of Merger;

     2. Neither the Delaware Corporation nor the Michigan Corporation shall be subject to any order, decree or injunction of a court or agency enjoining or prohibiting the Merger; and

     3. The Delaware Corporation and the Michigan Corporation shall have received any and all such approvals, consents, authorizations and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by the Delaware Corporation and the Michigan Corporation of their respective obligations under this Plan of Merger and the consummation of the Merger.


                    ARTICLE VIII - STOCKHOLDER APPROVAL

          This Plan of Merger shall be submitted to the stockholders of the Delaware Corporation as provided by Section 253(a) of the Delaware General

Corporation Law as the same is now in effect and shall take effect, and be deemed and be taken to be the Plan of Merger of said corporations, upon the
(1) adoption thereof, by the stockholders of the Delaware Corporation in accordance with the requirements of the laws of the State of Delaware; and
(2) the filing and recording of such documents, and the doing of such acts and things, as shall be required to accomplish the Merger under the provisions of the applicable statutes of the States of Michigan and Delaware.

          Anything in this Plan of Merger to the contrary notwithstanding, this Plan of Merger may, subject to the laws of the States of Michigan and Delaware, be amended, abandoned or postponed by either of the Constituent Corporations by appropriate action by their respective Boards of Directors at any time before the effective date of the Merger for any reason deemed appropriate by said Boards.


                      ARTICLE IX - SERVICE OF PROCESS

          The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Delaware Corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger provided for in this Plan of Merger, including any suit or other proceeding to enforce the right (if any) of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of any such process. A copy of any such process shall be mailed by such Secretary of State to Paul D. Yared, Foremost Corporation of America, Post Office Box 2450, Grand Rapids, Michigan 49501.


                     ARTICLE X - ABANDONMENT OF MERGER

          This Plan of Merger may be terminated and the Merger abandoned at any time before the effective date of the Merger (notwithstanding that adoption of this Plan of Merger by the stockholders of the Delaware Corporation previously may have been obtained) by mutual consent of the Boards of Directors of the Delaware Corporation and the Michigan
Corporation.



          IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to authority duly given by resolution adopted by its Board of Directors, has caused this Plan of Merger to be executed in its name by its President and Chief Executive Officer and its corporate seal to be affixed and attested by its Secretary on this _____ day of _______________, 1998.

                              FOREMOST CORPORATION OF AMERICA
                              (a Delaware corporation)


                              By___________________________________________
                                 Richard L. Antonini
                                 Its President and Chief Executive Officer

ATTEST:


_________________________
Paul D. Yared
Its Secretary


                              FOREMOST CORPORATION-MICHIGAN
                              (a Michigan corporation)


                              By___________________________________________
                                 Richard L. Antonini
                                 Its President and Chief Executive Officer

ATTEST:


_________________________
Paul D. Yared
Its Secretary

                                APPENDIX B

    MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                     (FOR BUREAU USE ONLY)







Name
STEPHEN C. WATERBURY
--------------------------------------------
Address
WARNER NORCROSS & JUDD LLP
900 OLD KENT BUILDING, 111 LYON STREET, N.W.
--------------------------------------------
City           State           Zip Code
GRAND RAPIDS        MICHIGAN           49503      EFFECTIVE DATE:
--------------------------------------------
     Document will be returned to the name and address you enter above.


                                                  [ ] [ ] [ ] - [ ] [ ] [ ]


                         ARTICLES OF INCORPORATION

                                    OF

                      FOREMOST CORPORATION OF AMERICA

          Pursuant to the Provisions of Act 284, Public Acts of 1972, as amended, the undersigned executes the following Articles of Incorporation:


                                 ARTICLE I

                                   NAME

          The name of the corporation is Foremost Corporation of America.


                                ARTICLE II

                  REGISTERED OFFICE AND REGISTERED AGENT

          The address of the Corporation's registered office in the State of Michigan is 5600 Beech Tree Lane, Caledonia, Michigan 49316. The name of its registered agent at such address is Paul D. Yared. The mailing address is Post Office Box 2450, Grand Rapids, Michigan 49501.


                                ARTICLE III

                                 PURPOSES

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of Michigan.


                                ARTICLE IV

                               CAPITAL STOCK

          The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares of Common Stock, each with a par value of $1.00, and 10,000,000 shares of Preferred Stock, without par value. Preferred Shares may be issued in series, each series being composed of such number of shares and having such dividend, liquidation, voting, conversion, redemption and other rights, if any, as the Board of Directors may determine from time to time by resolution.

          The following provisions shall apply to the authorized stock of the corporation:

     A.   PROVISIONS APPLICABLE TO COMMON STOCK.

          1. NO PREFERENCE. Except as provided by law or by the Corporation's shareholder rights plan, as in effect from time to time, none of the shares of the Common Stock shall be entitled to any preferences, and each share of Common Stock shall be equal to every other share of said Common Stock in every respect.

          2. DIVIDENDS. After payment or declaration of full dividends on all shares having a priority over the Common Stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of preferred shares and on any other stock of the Corporation ranking as to dividends or assets prior to the Common Stock, dividends on the shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

          3. RIGHTS ON LIQUIDATION. On any liquidation, dissolution, or winding up of the affairs of the Corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its shareholders.

          4. VOTING. At all meetings of shareholders of the Corporation, the holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively.

     B.   PROVISIONS APPLICABLE TO PREFERRED STOCK.

          1. Issuance in Series. The authorized shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, powers, preferences, and relative, participating, optional, or other rights, and such qualifications, limitations, or restrictions, as may be stated in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. Authority is hereby expressly granted to the Board of Directors, subject to the provision of this Article, to authorize the issuance of any authorized and unissued shares of Preferred Stock (whether or not previously designated as shares of a particular series, and including shares of any series issued and thereafter acquired by the corporation) as shares of one or more series of Preferred Stock, and with respect to each series to determine and designate by resolution or resolutions providing for the issuance of such series:

               (a) The number of shares to constitute the series and the title thereof;

               (b) Whether the holders shall be entitled to cumulative or noncumulative dividends, and, with respect to shares entitled to cumulative dividends, the date or dates from which such dividends shall be cumulative, the rate of the annual dividends thereon (which may be fixed or variable and may be made dependent upon facts ascertainable outside of the Articles of Incorporation), the dates of payment thereof, and any other terms and conditions relating to such dividends;

               (c) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property, or rights, including securities of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which, and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the terms and amount of a sinking fund, if any, provided for the purchase or redemption of such shares;

               (d) Whether the shares of such series shall be participating or nonparticipating, and, with respect to participating shares, the date or dates from which the dividends shall be participating, the rate of the dividends thereon (which may be fixed or variable and may be made dependent upon facts ascertainable outside of the Articles of Incorporation), the dates of payment thereof, and any other terms and conditions relating to such additional dividends;

               (e) The amount per share payable to holders upon any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation;

               (f) The conversion or exchange rights, if any, of such series, including, without limitation, the price or prices, rate or rates, and provisions for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which shares constituting such series may be converted into, or exchanged for, shares of any other class or classes or series;

               (g) The voting rights per share, if any, of each such series, provided that in no event shall any shares of any series be entitled to more than one vote per share; and

               (h) All other rights, privileges, terms, and conditions that are permitted by law and are not inconsistent with this Article.

          All shares of Preferred Stock shall rank equally and be identical in all respects except as to the matters specified in this Article or any amendment thereto, or the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

          2. Dividends. The holders of shares of each series of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, dividends at, but not exceeding, the dividend rate fixed for such series by the Board of Directors pursuant to the provisions of this Article.

          3. Liquidation Preference. Upon the liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive in full out of the assets of the Corporation available for distribution to shareholders (including its capital) before any amount shall be paid to, or distributed among, the holders of Common Stock, an amount or amounts fixed by the Board of Directors pursuant to the provisions of this Article. If the assets of the Corporation legally available for payment or distribution to holders of the Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation are insufficient to permit the payment of the full preferential amount to which all outstanding shares of the Preferred Stock are entitled, then such assets shall be distributed ratably upon outstanding shares of the Preferred Stock in proportion to the full preferential amount to which each such share shall be entitled. After payment to holders of the Preferred Stock of the full preferential amount, holders of the Preferred Stock as such shall have no right or claim to any of the remaining assets of the corporation. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into the Corporation, or the sale, lease, or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation, or winding up for purposes of this Section 3.


                                ARTICLE V

                               INCORPORATOR

          The name and mailing address of the incorporator is Paul D. Yared, Post Office Box 2450, Grand Rapids, Michigan 49501.


                                ARTICLE VI

                                 DURATION

          The Corporation is to have perpetual existence.


                                ARTICLE VII

                BOARD OF DIRECTORS; NUMBER; CLASSIFICATION;
                      VACANCIES; REMOVAL; NOMINATIONS

     A. The number of directors constituting the entire Board shall be not less than five nor more than 15 as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

     B. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

     C. Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, if the holders of any class or series of Preferred Stock are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of that class or series may be filled only by majority vote of the directors elected by that class or series then in office, whether or not a quorum, or by the holders of that class or series.

     D. Any director may be removed from office at any time, but only for cause, and only if removal is approved as set forth below. Except as may be provided otherwise by law, cause for removal shall be construed to exist only if: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the corporation; or (4) such director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties. Whether cause for removal exists shall be determined by the affirmative vote of 80% of the voting power of all shares of capital stock of the Corporation then entitled to vote on the election of directors, voting together as a single class or by the affirmative vote of a majority of the total number of directors. Any action to remove a director pursuant to (1) or (2) above shall be taken within one year of such conviction or adjudication. For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

     E. Nominations of directors of the Corporation shall be made in accordance with the following:

          1. Nominations of candidates for election for directors of the Corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election Meeting, as provided in (2) and (3), immediately below.

          2. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statements soliciting proxies for his election as a director.

          3. Any shareholder who intends to make a nomination at the Election Meeting shall deliver a timely notice to the Secretary of the Corporation setting forth (a) the name, age, business address, and residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice in the case of a special meeting.

          4. If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.


                               ARTICLE VIII

                              BOARD AUTHORITY

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     A.   To make, alter, or repeal the Bylaws of the Corporation.

     B. To adopt resolutions to issue shares of Preferred Stock, in such amounts and series, and with such dividend, liquidation, voting, conversion, redemption, and other rights as shall be set forth in the resolution, and to execute, acknowledge, and file a certificate setting forth a copy of such resolution(s) and the number of shares of stock of such class or series as to which the resolution(s) apply, pursuant to Michigan law. Upon filings, the certificate shall constitute an amendment to these Articles of Incorporation.

     C. To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

     D. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     E. By a majority vote of the whole Board, to designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Bylaws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Corporation, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consoli-dation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation.

     F. When and as authorized by the shareholders in accordance with law, to sell, lease, or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or securities of, any other corporation or corporations, as its Board of Directors shall deem expedient or for the best interest of the Corporation.

                                ARTICLE IX

      ELECTION OF DIRECTORS; LOCATION OF MEETINGS, BOOKS, AND OFFICES

          Elections of the directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. If the Bylaws so provide, the shareholders and directors shall have power to hold meetings, to keep the books, documents and papers of the Corporation outside the state of Michigan, and to have one or more offices within or without the state of Michigan, at such places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of Michigan.


                                 ARTICLE X

                           CREDITOR ARRANGEMENTS

          When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.


                                ARTICLE XI

                  AMENDMENT OF ARTICLES OF INCORPORATION

          The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by the statutes of Michigan, and all rights and powers conferred on directors and shareholders prescribed herein are subject to this reservation; PROVIDED, HOWEVER, that this Article XI, as well as the following provisions of these Articles of Incorporation, may not be amended, altered, changed, or repealed, nor may any provision inconsistent with the following provisions be adopted, without the approval of at least 80% of the total voting power of all shares of stock entitled to vote, voting together as a single class at an annual or special meeting of shareholders: (i) Article VII - Board of Directors; Number; Classification; Vacancies; Removal; Nominations; (ii) Article XII - Amendment of Bylaws; and (iii) Article XIII - Special Shareholder Meetings, unless such repeal, alteration, or amendment of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of at least 75% of the entire Board of Directors, notwithstanding the fact that a lesser percentage may be specified by the Michigan Business Corporation Act.


                                ARTICLE XII

                            AMENDMENT OF BYLAWS

          The Bylaws of the Corporation may be repealed, altered, amended, or rescinded at any time by the Board of Directors without shareholder approval. The Bylaws of the Corporation may not be amended by the shareholders of the Corporation except upon the affirmative vote of at least 80% of the total voting power of all shares of stock entitled to vote in the election of directors, voting together as a single class at an annual or special meeting of shareholders.


                               ARTICLE XIII

                       SPECIAL SHAREHOLDER MEETINGS

          Special shareholder meetings may be called by the Board of Directors or a committee of the Board authorized to call special shareholder meetings. The shareholders of the Corporation shall not have the power or ability to call a special shareholder meeting, except as provided in the Bylaws or under the Michigan Business Corporation Act, and subject to the rights of the holders of Preferred Stock.


                                ARTICLE XIV

                          MICHIGAN FAIR PRICE ACT

          The Corporation shall be governed by Chapter 7A (Section 775 through Section 784) of the Michigan Business Corporation Act; provided, however, that business combinations with existing beneficial owners of more than ten percent (10%) of the outstanding shares of Common Stock of the Delaware corporate affiliate of this corporation, Foremost Corporation of

America, as of February 23, 1998, or with an affiliate of such existing beneficial owners, shall not be subject to the provisions of the Michigan Fair Price Act.


                                ARTICLE XV

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Corporation shall indemnify directors and officers of the corporation as of right, and shall advance expenses, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the Corporation, a subsidiary, or otherwise) arising out of their service to the Corporation, a subsidiary, or to another organization at the request of the Corporation or a subsidiary. The Corporation may indemnify persons who are not directors or officers of the Corporation to the extent authorized by bylaw, resolution of the Board of Directors, or contractual agreement authorized by the Board of Directors. The Corporation may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be deemed contractual and shall apply to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article, and to directors, officers, and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers, and other persons referred to in this Article.


                                ARTICLE XVI

                     LIMITATION ON DIRECTOR LIABILITY

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except that a director's liability is not limited for:

     A. a breach of the director's duty of loyalty to the Corporation or its shareholders;

     B. acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

     C.   a violation of Section 551(1) of the Michigan Business
Corporation Act, which section relates to the making of unauthorized dividends, distributions, or loans; or

     D. a transaction from which the director derived an improper personal benefit.

          If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the Corporation or its shareholders. No amendment to or modification or repeal of this Article shall increase the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

          This Article applies only to acts or omissions and to breaches of fiduciary duty occurring after this Article became effective.


                               ARTICLE XVII

                        DENIAL OF PREEMPTIVE RIGHTS

          The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock or securities of any kind of the Corporation whether now or hereafter authorized.


          The undersigned incorporator, for the purpose of forming a corporation pursuant to the Michigan Business Corporation Act, has executed these Articles of Incorporation this ___ day of March, 1998.


                                        ___________________________________
                                        Paul D. Yared, Incorporator

                                APPENDIX C


---------------------------------------------------------------------------





                      FOREMOST CORPORATION OF AMERICA

                         (a Michigan Corporation)

                                  BYLAWS































---------------------------------------------------------------------------

                      FOREMOST CORPORATION OF AMERICA

                         (a Michigan Corporation)

                                  BYLAWS

                             TABLE OF CONTENTS


                                                                       PAGE
                                                                       ----

ARTICLE I - OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.  Registered Office and Registered Agent. . . . . . . . . .1
     Section 2.  Other Offices . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II - MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . .1
     Section 1.  Times and Places of Meetings. . . . . . . . . . . . . . .1
     Section 2.  Annual Meetings . . . . . . . . . . . . . . . . . . . . .1
     Section 3.  Notice of Annual Meeting. . . . . . . . . . . . . . . . .1
     Section 4.  Business Conducted at Annual Meetings . . . . . . . . . .2
     Section 5.  Shareholder List. . . . . . . . . . . . . . . . . . . . .2
     Section 6.  Special Meetings of Shareholders. . . . . . . . . . . . .3
     Section 7.  Notice of Special Meetings. . . . . . . . . . . . . . . .3
     Section 8.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Section 9.  Vote Required . . . . . . . . . . . . . . . . . . . . . .3
     Section 10. Voting Rights . . . . . . . . . . . . . . . . . . . . . .4
     Section 11. Chairman and Secretary of the Meetings. . . . . . . . . .4
     Section 12. Conduct of Meetings . . . . . . . . . . . . . . . . . . .4
     Section 13. Inspectors of Election. . . . . . . . . . . . . . . . . .5
     Section 14. No Written Consent of Shareholders in Lieu of
                 Meeting . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 15. Fixing of Record Date by Board of Directors . . . . . . .5
     Section 16. Registered Shareholders . . . . . . . . . . . . . . . . .5

ARTICLE III - DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . .5
     Section 1.  Number of Directors . . . . . . . . . . . . . . . . . . .5
     Section 2.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 3.  Compensation of Directors . . . . . . . . . . . . . . . .6
     Section 4.  Places of Meetings. . . . . . . . . . . . . . . . . . . .6
     Section 5.  First Meeting of Newly Elected Board. . . . . . . . . . .6
     Section 6.  Regular Meetings. . . . . . . . . . . . . . . . . . . . .6
     Section 7.  Special Meetings. . . . . . . . . . . . . . . . . . . . .6
     Section 8.  Purpose Need Not be Stated. . . . . . . . . . . . . . . .6
     Section 9.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .6
     Section 10. Action Without a Meeting. . . . . . . . . . . . . . . . .7

     Section 11. Meeting by Telephone or Similar Equipment . . . . . . . .7
     Section 12. Written Notice. . . . . . . . . . . . . . . . . . . . . .7
     Section 13. Waiver of Notice. . . . . . . . . . . . . . . . . . . . .7
     Section 14. Interested Directors. . . . . . . . . . . . . . . . . . .7

ARTICLE IV - COMMITTEES OF DIRECTORS . . . . . . . . . . . . . . . . . . .8
     Section 1.  Executive Committee . . . . . . . . . . . . . . . . . . .8
     Section 2.  Audit Committee . . . . . . . . . . . . . . . . . . . . .8
     Section 3.  Committee on Executive Management and Compensation. . . .9
     Section 4.  Nominating Committee. . . . . . . . . . . . . . . . . . .9
     Section 5.  Investment Committee. . . . . . . . . . . . . . . . . . .9
     Section 6.  Other Committees. . . . . . . . . . . . . . . . . . . . .9
     Section 7.  Committee Meetings. . . . . . . . . . . . . . . . . . . .9

ARTICLE V - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 1.  Officers. . . . . . . . . . . . . . . . . . . . . . . . .9
     Section 2.  Election of Officers. . . . . . . . . . . . . . . . . . 10
     Section 3.  Compensation of Officers. . . . . . . . . . . . . . . . 10
     Section 4.  Term of Office. . . . . . . . . . . . . . . . . . . . . 10
     Section 5.  Chairman of the Board . . . . . . . . . . . . . . . . . 10
     Section 6.  President . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 7.  Chief Executive Officer . . . . . . . . . . . . . . . . 10
     Section 8.  Vice Presidents . . . . . . . . . . . . . . . . . . . . 10
     Section 9.  Secretary . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 10. Treasurer . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 11. Assistant Secretary and Assistant Treasurer . . . . . . 11
     Section 12. Other Officers. . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VI - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . 11
     Section 1.  Indemnification in Action by Third Party. . . . . . . . 11
     Section 2.  Indemnification in Action by or in Right of the
                 Corporation . . . . . . . . . . . . . . . . . . . . . . 12
     Section 3.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 4.  Authorization of Indemnification. . . . . . . . . . . . 12
     Section 5.  Advances. . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 6.  Other Indemnification Agreements. . . . . . . . . . . . 14
     Section 7.  Insurance . . . . . . . . . . . . . . . . . . . . . . . 14
     Section 8.  Constituent Corporation . . . . . . . . . . . . . . . . 14
     Section 9.  Partial Indemnification . . . . . . . . . . . . . . . . 14
     Section 10. Savings Clause. . . . . . . . . . . . . . . . . . . . . 15
     Section 11. Definitions . . . . . . . . . . . . . . . . . . . . . . 15
     Section 12. Construction. . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VII - SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . 15
     Section 1.  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . 15
     Section 2.  Subsidiary Officers Not Executive Officers. . . . . . . 16

ARTICLE VIII - CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . 16
     Section 1.  Form. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 2.  Facsimile Signature . . . . . . . . . . . . . . . . . . 16
     Section 3.  Lost Certificates . . . . . . . . . . . . . . . . . . . 16
     Section 4.  Transfers of Stock. . . . . . . . . . . . . . . . . . . 17

ARTICLE IX - MICHIGAN CONTROL SHARE ACT. . . . . . . . . . . . . . . . . 17
     Section 1.  Governance By Act . . . . . . . . . . . . . . . . . . . 17
     Section 2.  Power to Redeem if no Acquiring Person Statement
                 is Filed. . . . . . . . . . . . . . . . . . . . . . . . 17
     Section 3.  Power to Redeem After Shareholder Vote. . . . . . . . . 17
     Section 4.  Procedure for Redemption. . . . . . . . . . . . . . . . 17
     Section 5.  Interpretation of this Article. . . . . . . . . . . . . 18

ARTICLE X - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . 18
     Section 1.  Dividends . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 2.  Reserves. . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 3.  Checks. . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 4.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . 18
     Section 5.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . 18
     Section 6.  Written Waiver of Notice. . . . . . . . . . . . . . . . 18

ARTICLE XI - AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 19

                                  BYLAWS

                                    OF

                      FOREMOST CORPORATION OF AMERICA


                                 ARTICLE I

                                  OFFICES

     SECTION 1. REGISTERED OFFICE AND REGISTERED AGENT. The registered office of the Corporation shall be 5600 Beech Tree Lane, Caledonia, Michigan 49316. The name of its registered agent at such address is Paul
D. Yared.

     SECTION 2. OTHER OFFICES. The Corporation may also have offices at such places, both within and without the State of Michigan, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                ARTICLE II

                         MEETINGS OF SHAREHOLDERS

     SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held, except as otherwise provided by statute or these Bylaws, at such time and place as may be fixed from time to time by the Board of Directors. Meetings of shareholders may be held within or without the State of Michigan.

     SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held at a time and place so designated by a majority vote of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting, specifying the date, time, and location of the meeting, shall be given personally or by mail at least ten (10) and not more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose. Notice of any meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute a waiver of notice, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the holding of the meeting or the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. BUSINESS CONDUCTED AT ANNUAL MEETINGS. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting of the shareholders except in accordance with the procedures hereinafter set forth in this Section; PROVIDED, HOWEVER, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedures.

     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must comply with all applicable requirements of Securities and Exchange Commission Rule 14a-8 ("Rule 14a-8") promulgated under the Securities Exchange Act of 1934, as amended from time to time. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(ii) the name and record address of the shareholder proposing such business, (iii) the class and/or series and number of shares of the Corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information as may be required by Rule 14a-8.

     For purposes of these Bylaws, notice of any shareholder meeting shall be deemed to first be given to shareholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

     SECTION 5. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger or stock transfer books of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, arranged by class or series in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be produced at the meeting and be open to the examination of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting.

     SECTION 6. SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or President and shall be called by the President or Secretary at the request in writing of a majority of the whole Board of Directors, or at the request in writing of shareholders owning at least eighty percent (80%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 7. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of shareholders, stating the date, time, place, and object thereof, shall be given personally or by mail to each shareholder entitled to vote thereat who shall have furnished a written address to the Secretary of the Corporation for such purpose, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     SECTION 8. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. No notice of the date, time, and place of adjourned meetings need be given, provided that the time and place to which the meeting is adjourned is announced at the meeting and at the adjourned meeting only business is transacted as might have been transacted at the original meeting. Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at that meeting, unless a greater or lesser quorum is provided by statute or the Articles of Incorporation.

     SECTION 9. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question other than the election of directors brought before such meeting, or the amendment of the Articles of Incorporation or these Bylaws, unless the question is one upon which by express provision of statute or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of directors shall be by ballot, and directors shall be elected by a plurality of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     SECTION 10. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the Board of Directors creating any class or series of stock, each shareholder shall at every meeting of shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. A proxy shall be valid only with respect to the particular meeting, or any adjournment or adjournments thereof, to which it specifically pertains. No proxy shall be voted or acted upon after eleven
(11) months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     SECTION 11. CHAIRMAN AND SECRETARY OF THE MEETINGS. Meetings of the shareholders shall be presided over by the Chairman of the Board or such executive officer of the Corporation that he may designate, or in his absence, by the President, or in his absence, by such officer as has been designated by the Board of Directors, or if none of the foregoing officers is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence, such officer as has been designated by the Board of Directors, or if none of the foregoing officers is present, such person as is chosen at the meeting by the person presiding thereat, shall act as Secretary of the meeting.

     SECTION 12. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

               (i) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one (1) meeting of shareholders or part thereof, he shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

               (ii) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting. Upon his so doing, the meeting is immediately adjourned.

               (iii) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

               (iv) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy in accordance with these Bylaws and seconded by an individual who is a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

     SECTION 13. INSPECTORS OF ELECTION. The Board of Directors or, if they shall not have so acted, the chairman of the meeting, may appoint, at or prior to any meeting of shareholders, two (2) persons (who may be employees of the Corporation other than directors or candidates for the office of director) to serve as inspectors of election. Such inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NO WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the holders of capital stock of the Corporation and may not be effected by any consent in writing by the shareholders.

     SECTION 15. FIXING OF RECORD DATE BY BOARD OF DIRECTORS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payments of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock, or for the purpose of any other action, the Board of

Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days or less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. Only shareholders of record on a record date shall be entitled to notice of and to vote at such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion, or exchange of capital stock.

     SECTION 16. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Michigan.


                                ARTICLE III

                                 DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. The number of the directors of the Corporation shall be fixed as provided in the Corporation's Articles of Incorporation.

     SECTION 2. POWERS. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer of the Corporation may receive as compensation for his services in that capacity such sums and such benefits as shall from time to time be determined by the Board of Directors, plus traveling expenses and other expenses necessary for attendance at regular or special meetings of the Board of Directors and committees of the board. Members of special or standing committees may be allowed like compensation for attending committee meetings. Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 4. PLACES OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

     SECTION 5. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each Board of Directors having a newly elected class of directors shall be held following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 7. SPECIAL MEETINGS. Subject to the provisions of Section 12 of this Article, special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or President; special meetings may be called in like manner and on like notice on the written request of a majority of the Board of Directors.

     SECTION 8. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of such meeting.

     SECTION 9. QUORUM. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be acts of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or committee.

     SECTION 11. MEETING BY TELEPHONE OR SIMILAR EQUIPMENT. The Board of Directors or any committee designated by the Board of Directors may participate in a meeting of such Board or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 12. WRITTEN NOTICE. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors also may be given by telegram or telecopy. Notwithstanding the foregoing, notice shall also be given by telegram or telecopy if the date of the meeting to which such notice relates is within three (3) days of the date that such notice is given.

     SECTION 13. WAIVER OF NOTICE. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

     SECTION 14.    INTERESTED DIRECTORS.

               (i) No contract or transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                    (A) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                    (B) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

                    (C) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the shareholders.

               (ii) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                ARTICLE IV

                          COMMITTEES OF DIRECTORS

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an Executive Committee whose membership shall consist of the Chairman and/or President and such number of other directors as a majority of the entire Board of Directors may deem advisable from time to time to serve during the pleasure of the board. One of the members of the committee shall be designated the chairman thereof by the Board of Directors. The Board of Directors also may appoint directors to serve as alternates for members of the committee in the absence or disability of regular members. The Executive Committee shall have and may exercise the powers and authority of the Board in the management of the affairs of the Corporation, except the power to change the membership or to fill vacancies in the Board or the Committee, the power to amend, add to, rescind, or repeal the Bylaws of the Corporation and any other powers that, under Michigan law, may not be delegated to it by the Board of Directors. The Board shall have the power at any time to change the membership of the Executive Committee (subject to the requirement that the Chairman and/or the President of the Corporation be a member thereof) and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

     SECTION 2. AUDIT COMMITTEE. The Audit Committee shall cause a suitable examination of the financial records and operations of the Corporation and its subsidiaries to be made by the Corporation. The Audit Committee also shall recommend to the Board of Directors the employment of independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries; and report to the Board of Directors at least once each calendar year.

     SECTION 3. COMMITTEE ON EXECUTIVE MANAGEMENT AND COMPENSATION. The Committee on Executive Management and Compensation shall make recommendations to the Board of Directors regarding management incentives, employee retirement plans and salaries of executive officers. The Committee on Executive Management and Compensation also shall review employee benefit programs for the Corporation.

     SECTION 4. NOMINATING COMMITTEE. The Nominating Committee, if there be one, shall develop and recommend to the Board of Directors criteria for the selection of candidates for director, to seek out and receive suggestions concerning possible candidates, to review and evaluate the qualifications of possible candidates, and to recommend to the Board of Directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the Board of Directors at the annual meeting of shareholders. The Nominating Committee will consider nominees recommended by the shareholders, as properly submitted to the Secretary of the Corporation.

     SECTION 5. INVESTMENT COMMITTEE. The Investment Committee shall review the Corporation's investment policy and certain capital structure issues and shall review management's implementation of the investment policy.

     SECTION 6. OTHER COMMITTEES. The Board of Directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them. Unless the Board shall otherwise provide, a majority of any such Committee may determine its action and fix the time and place of its meetings. The Board shall have power at anytime to change the members of any such Committee, to fill vacancies, and to discharge any such Committee.

     SECTION 7. COMMITTEE MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time at intervals for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the business day following or on such other day as the committee may determine. Special meetings of the committees may be called by the chairman of the committee or any two (2) members other than the chairman, and notice thereof may be given to the members by telephone, telegram, telecopy, or letter. A majority of its members shall constitute a quorum for the transaction of the business of any of the committees. A record of the proceedings of each committee shall be kept and presented to the Board of Directors.


                                 ARTICLE V

                                 OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and a Treasurer. One or several of the officers may be designated "Executive Vice President" or "Senior Vice President" by the Board of Directors. The Board of Directors also may choose such additional officers as it shall deem advisable and in the best interests of the Corporation. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION OF OFFICERS. The Board of Directors at its first meeting after each annual meeting of the shareholders shall choose a Chairman of the Board of Directors, a President, one or more Vice
Presidents, a Secretary and a Treasurer; other officers, or successors to these, may be elected at any time, in the discretion of the Board.

     SECTION 3. COMPENSATION OF OFFICERS. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or a committee thereof.

     SECTION 4. TERM OF OFFICE. The officers of the Corporation shall hold office until the next annual meeting and until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

     SECTION 5. CHAIRMAN OF THE BOARD. There shall be elected a Chairman of the Board, who shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholder meetings, and shall have such other duties and powers as may be imposed or given by the Board of Directors.

     SECTION 6. PRESIDENT. The President shall, subject to the direction of the Board of Directors, see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform all other duties necessary or appropriate to his office, subject, however, to his right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In the absence of the Chairman of the Board or his designee or if no Chairman is elected, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. The President shall be an ex officio voting member of all standing committees designated by the Board of Directors except the Audit Committee.

     SECTION 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to any other duties, shall have final authority, subject to the control of the Board of Directors, over the general policy and business of the Corporation and shall have the general control and management of the business and affairs of the Corporation. The Chief Executive Officer shall perform other duties as may be prescribed from time to time by the Board of Directors or these Bylaws.

     SECTION 8. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform such duties and have such powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe. The Board of Directors may at its discretion designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Any Vice

President so designated shall have such duties and responsibilities as the Board shall prescribe.

     SECTION 9. SECRETARY. The Secretary shall attend all meetings of the shareholders, and of the Board of Directors and of the Executive Committee, and shall preserve in the books of the Corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the Corporation, if any, and shall have authority to affix the same to all instruments where its use is required or appropriate. He shall give all notices required or appropriate pursuant to statute, bylaws, or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

     SECTION 10. TREASURER. The Treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the Corporation in depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall deliver to the Chief Executive Officer of the Corporation, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the Board of Directors, conditioned for faithful performance of the duties of his office, and for restoration to the Corporation in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 11. ASSISTANT SECRETARY AND ASSISTANT TREASURER. There may be elected an Assistant Secretary and Assistant Treasurer who shall, in the absence, disability, or nonfeasance of the Secretary or Treasurer, perform the duties and exercise the powers of such persons respectively.

     SECTION 12. OTHER OFFICERS. All other officers, as may from time to time be appointed by the Board of Directors, shall perform such duties and exercise such authority as the Board of Directors shall prescribe.


                                ARTICLE VI

                              INDEMNIFICATION

     SECTION 1. INDEMNIFICATION IN ACTION BY THIRD PARTY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION IN ACTION BY OR IN RIGHT OF THE CORPORATION. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee, agent, or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, against expenses including attorneys' fees and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person shall have been found liable to the Corporation except to the extent authorized by statute.

     SECTION 3. EXPENSES. To the extent that a person has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Section 1 or 2 of this Article, or in defense of a claim, issue, or matter in the action, suit, or proceeding, the Corporation shall indemnify that person against actual and reasonable expenses, including attorneys' fees incurred by him or her in connection with the action, suit, or proceeding and an action, suit, or proceeding brought to enforce the mandatory indemnification provided in this Section.

     SECTION 4.     AUTHORIZATION OF INDEMNIFICATION.

               (i) An indemnification under Sections 1 or 2 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

                    (A) By a majority vote of a quorum of the Board of Directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (B)  If a quorum cannot be obtained under Subsection
               (A) above, by majority vote of a committee duly designated by the Board and consisting solely of two or more directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

                    (C) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways:

                         (1) By the Board or its committee in the manner prescribed in Subsections (A) or (B) above.

                         (2) If a quorum of the Board cannot be obtained under Subsection (A) above and a committee cannot be designated under Subsection (B) above, by the Board.

                    (D) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

                    (E) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

               (ii) In the designation of a committee under Subsection
          (i)(B) or in the selection of independent legal counsel under Subsection (i)(C)(2), all directors may participate.

               (iii) If a person is entitled to indemnification under Sections 1 or 2 for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 5. ADVANCES. The Corporation may pay or reimburse the reasonable expenses incurred by a director, officer, employee, or agent who is a party or threatened to be made a party to an action, suit, or proceeding before final disposition of the proceeding if all of the following apply:

               (i) The person furnishes the Corporation a written affirmation of the person's good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

               (ii) The person furnishes the Corporation a written undertaking, executed personally or on the person's behalf, to repay the advance if it is ultimately determined that the person did not meet the standard of conduct.

               (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

The undertaking required by Subsection (ii) above must be an unlimited general obligation of the person but need not be secured. Determinations of payments under this Section shall be made in the manner specified in
Section 4 of this Article.

     SECTION 6. OTHER INDEMNIFICATION AGREEMENTS. The indemnification or advancement of expenses provided by this Article is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise. The indemnification provided in Sections 1 to 6 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

     SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity or arising out of the person's status as such whether or not the corporation would have power to indemnify the person against the liability under Sections 1 to 6 of this Article.

     SECTION 8. CONSTITUENT CORPORATION. For the purposes of this Article, references to the Corporation include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     SECTION 9. PARTIAL INDEMNIFICATION. If a person is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     SECTION 10. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, executive officer, or other person whose indemnification is authorized by the Board of Directors as to expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     SECTION 11. DEFINITIONS. For the purposes of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, partner, trustee, employee, or agent of the Corporation, which imposes duties on, or involves services by the director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interest of the Corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 12. CONSTRUCTION. It is the intent of this Article to grant to the directors and executive officers of the Corporation (and such other persons as the Board of Directors may designate) the broadest indemnification permitted under the laws of the State of Michigan, as the same may be amended from time to time, and this Article shall be liberally construed to give effect to such intent. The Corporation further intends, acknowledges, and agrees that all of the Corporation's directors and executive officers have undertaken and will undertake the performance of their duties and obligations in reliance upon the indemnification provided for in this Article, and accordingly, such rights of indemnification may not be retroactively reduced or abolished as to any such director or executive officer with the written consent of such person.


                                ARTICLE VII

                               SUBSIDIARIES

     SECTION 1. SUBSIDIARIES. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger, or sale of assets of any such subsidiary corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may cause to be elected to the Board of Directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, executive officers, or other employees or agents of the Corporation. The Board of Directors, the Chief Executive Officer, or any executive officer designated by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

     SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be executive officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he shall also be a director or executive officer of the Corporation, be entitled to have access to any files, records, or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the Board of Directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the Board of Directors or the Chief Executive Officer.


                               ARTICLE VIII

                           CERTIFICATES OF STOCK

     SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate in the name of the Corporation, signed by the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     SECTION 2. FACSIMILE SIGNATURE. Where a certificate is signed (i) by a transfer agent or an assistant transfer agent, or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 4. TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                ARTICLE IX

                        MICHIGAN CONTROL SHARE ACT

     SECTION 1. GOVERNANCE BY ACT. The Corporation shall be governed by Chapter 7B (Section 790 through Section 799) of the Michigan Business Corporation Act; provided, however, that existing beneficial owners of more than ten percent (10%) of the outstanding shares of Common Stock of the Delaware corporate affiliate of this corporation, Foremost Corporation of America, as of February 23, 1998, shall not be subject to the voting rights, redemption, and other provisions of the Michigan Control Share Acquisition Act.

     SECTION 2. POWER TO REDEEM IF NO ACQUIRING PERSON STATEMENT IS FILED. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

     SECTION 3. POWER TO REDEEM AFTER SHAREHOLDER VOTE. After an acquiring person statement has been filed and after the meeting which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

     SECTION 4. PROCEDURE FOR REDEMPTION. A redemption of shares by the Corporation pursuant to Sections 1 or 2 of this Article shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven (7) days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within thirty (30) days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

     SECTION 5. INTERPRETATION OF THIS ARTICLE. This Article is adopted pursuant to Section 799 of the Michigan Business Corporation Act, and the terms used in this Section shall have the meanings of the terms in
Section 799.

                                 ARTICLE X

                            GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors or the Executive Committee thereof. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by the Board of Directors.

     SECTION 5. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 6. WRITTEN WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                ARTICLE XI

                                AMENDMENTS

          These Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted by, the Board of Directors, PROVIDED, HOWEVER, that notice of such alteration, amendment, repeal, or adoption of new Bylaws, be contained in the notice of such meeting of the Board of Directors. Except as otherwise required by statute, the Articles of

Incorporation, or these Bylaws, these Bylaws may be altered, amended, or repealed, in whole or in part, or new Bylaws may be adopted by, the Shareholders upon the affirmative vote of at least eighty percent (80%) of the total voting power of all shares of stock entitled to vote, voting together as a single class.

                                APPENDIX D

                      FOREMOST CORPORATION OF AMERICA

                         STOCK OPTION PLAN OF 1998


          This Stock Option Plan of 1998 (the "AGREEMENT") is made as of February 23, 1998 (the "GRANT DATE") between FOREMOST CORPORATION OF AMERICA, a Delaware corporation (the "COMPANY"), and Richard L. Antonini ("GRANTEE"). This Agreement is implemented to provide Grantee with a further incentive to contribute to the long-term growth and success of the Company through stock ownership.

          Pursuant to the recommendation and action of the Committee on Executive Management and Compensation of the Company's Board of Directors (the "COMMITTEE"), which consists of at least two members of the Board and all of whom are "outside directors," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Company hereby grants a stock option to Grantee, and Grantee accepts this option, subject to the terms, conditions, and provisions contained in this Agreement.

     1. GRANT. The Company grants to Grantee an option to purchase 750,000 shares of the Company's Common Stock ("COMMON STOCK") at $24.00 per share (the "EXERCISE PRICE"). This option is not an incentive stock option as defined in Section 422(b) of the Code.

     2. VESTING BASED ON STOCK PRICE. Except as provided below, Grantee's right to exercise this option shall vest if the closing per share sales price of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) ("NYSE") is equal to or greater than $48.00 on at least 10 trading days on or before the fifth anniversary of the Grant Date.

     3. CONDITIONS. Grantee's right to exercise this option is conditional upon (a) the approval for listing of the stock to be received upon exercise of this stock option on the NYSE; and (b) the approval of this Agreement by the Company's stockholders at the Company's Annual Meeting of Stockholders on April 30, 1998.

     4. TERM. Upon vesting, Grantee's right to exercise this option shall terminate on February 23, 2008, unless earlier terminated as set forth this Agreement.

     5. PAYMENT BY GRANTEE. Grantee may pay the Exercise Price for each share of Common Stock purchased in cash or, if the Committee consents, in shares of the Company's Common Stock (including Common Stock to be received upon a simultaneous exercise).

     6. EXERCISE OF OPTION. Grantee may exercise this option by giving the Company written notice of the exercise of this option. The notice shall set forth the number of shares to be purchased and shall be effective when received by the corporate Secretary at the Company's main office, accompanied by full payment of the Exercise Price for each share purchased. The Company will deliver to Grantee a certificate or certificates for such shares out of previously authorized but unissued shares of its Common Stock, as it may elect; PROVIDED, HOWEVER, that the time of delivery shall be postponed for such period as may be required for the Company with reasonable diligence to comply with any registration or exemptive requirements under the Securities Act of 1933, as amended, the Exchange Act, and any requirements under this Agreement or any other law, regulation, or agreement applicable to the issuance, listing, or transfer of such shares. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the option with respect to such undelivered shares shall terminate. In such event, Grantee's remaining options not yet exercised or terminated shall continue in force.

     7.   TERMINATION OF EMPLOYEE STATUS.

          a. TERMINATION FOR GOOD REASON. If Grantee terminates his employment with the Company for "Good Reason" or "Substantial Breach" (as those terms are in the Employment Agreement, dated as of January 1, 1990, between Grantee and the Company (the "EMPLOYMENT AGREEMENT")), all of Grantee's unvested options shall be deemed to have vested on the day immediately preceding such termination, notwithstanding Section 2 of this Agreement. Grantee may exercise the option for a period of six months after the date Grantee ceases to be an employee.

          b. TERMINATION FOR CAUSE. If the Company terminates Grantee's employment with the Company for "Cause" (as defined in the Employment Agreement), or if Grantee terminates his employment with the Company for reasons other than Good Reason, Substantial Breach, or "Retirement" (as defined in the Employment Agreement), Grantee's right to exercise any outstanding options shall terminate as of such termination.

          c. DISABILITY OR DEATH. If Grantee's employment is terminated as a result of his death or "Permanent Disability" (as defined in the Employment Agreement), Grantee or his personal representative may exercise the option for a period of one year after the date Grantee ceases to be an employee, but only to the extent that Grantee was entitled to exercise the option on the date Grantee ceased to be an employee.

          d. RETIREMENT. If Grantee terminates his employment with the Company on account of "Retirement" (as defined in the Employment Agreement), Grantee may exercise the option for a period of six months after the date Grantee ceases to be an employee, but only to the extent that Grantee was entitled to exercise the option on the date Grantee ceased to be an employee.

     8. CHANGE OF CONTROL. Grantee's conditional right to exercise this option shall vest immediately if there is a "Change in Control" (as defined below) of the Company, notwithstanding Section 2 of this Agreement.
Grantee may exercise the option for a period of six months after the date of the Change of Control. "CHANGE IN CONTROL" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, other than an acquisition of control by the Company or an employee benefit plan maintained by the Company; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company (whether or not such person is a member of a group that is deemed to be a single person under Section 13(d)(3) of the Exchange Act and whether or not other members of such group previously had been the beneficial owner of some or all of such securities), (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election or nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period), or (c) all or substantially all of the assets of the Company are liquidated, sold, or distributed.

     9. ADJUSTMENT PROVISIONS. If the number of shares of Common Stock outstanding changes by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares, or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available under this Agreement and subject to each option, together with the Exercise Price, shall be adjusted appropriately.

     10. NO FRACTIONAL SHARES. No fractional shares shall be issued pursuant to this Agreement and any fractional shares resulting from adjustments shall be eliminated from the respective option award, with an appropriate cash adjustment for the value of any option eliminated.

     11. STOCKHOLDER RIGHTS. Grantee shall have no rights as a stockholder with respect to any shares covered by this option until exercise of the option and payment for such shares.

     12. TRANSFERABILITY. The option granted under this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution without the consent of the Committee. The option granted by this Agreement during Grantee's lifetime shall be exercisable during Grantee's lifetime only by such Grantee, his or her guardian, or legal representative.

     13. NO RIGHT TO EMPLOYMENT. This Agreement shall not be construed as giving Grantee the right to be retained in the employ or directorship of the Company.

     14. WITHHOLDING. The Company shall be entitled to (a) withhold and deduct from future wages of Grantee (or from other amounts that may be due and owing to Grantee from the Company), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to this Agreement; or (b) require Grantee promptly to remit the amount of such withholding to the Company before taking any action with respect to the exercise of the stock option. Withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

     15. CERTIFICATIONS. Grantee hereby represents and warrants that Grantee is acquiring the option granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with this Agreement and such other conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

     17. SEVERABILITY. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

     18. BINDING EFFECT; AMENDMENT. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective heirs, successors, and permitted assigns. This option shall not be modified except in a writing executed by Grantee and a duly authorized officer of the Company.


                              FOREMOST CORPORATION OF AMERICA


                              By __________________________________________
                                 Paul D. Yared
                                 Its Senior Vice President and General
                                     Counsel

          I have received a copy of the Stock Option Plan of 1998 (the Agreement") concerning the grant of 750,000 shares on February 23, 1998 and agree to receive stock options according to the terms of the Agreement.



                              _____________________________________________
                                             (Signature)


                              RICHARD L. ANTONINI
                              Print name



          (Please detach this page after signing and return to FOREMOST CORPORATION OF AMERICA.)